================================================================================

                                                                   EXHIBIT 10(C)

                   AMENDED AND RESTATED TERM LOAN AGREEMENT


                           dated as of May 12, 2000


                                     among


                             UNITED RENTALS, INC.,


                     UNITED RENTALS (NORTH AMERICA), INC.,


                        VARIOUS FINANCIAL INSTITUTIONS,

                             FLEET NATIONAL BANK,
                            as Documentation Agent,


                                      and


                            BANK OF AMERICA, N.A.,
                            as Administrative Agent



                  Arranged by BANC OF AMERICA SECURITIES LLC

                               TABLE OF CONTENTS


SECTION 1  DEFINITIONS, ETC......................................................  1
     1.1  Definitions............................................................  1
     1.2  Other Interpretive Provisions.......................................... 16

SECTION 2 LOANS.................................................................. 17
     2.1 Loans................................................................... 17
     2.2  Borrowing Procedure.................................................... 17
     2.3  Conversion and Continuation Procedures................................. 17
     2.4  Pro Rata Treatment..................................................... 18

SECTION 3  NOTES EVIDENCING LOANS................................................ 18

SECTION 4  INTEREST.............................................................. 18
     4.1  Interest Rates......................................................... 18
     4.2  Interest Payment Dates................................................. 19
     4.3  Setting and Notice of Certain Rates.................................... 19
     4.4  Computation of Interest................................................ 19

SECTION 5  FEES.................................................................. 20
     5.1  Fees................................................................... 20
     5.2  Arrangement and Agent's Fees........................................... 20

SECTION 6  PREPAYMENTS........................................................... 20

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES....................... 20
     7.1  Making of Payments..................................................... 20
     7.2  Due Date Extension..................................................... 21
     7.3  Setoff................................................................. 21
     7.4  Proration of Payments.................................................. 21
     7.5  Taxes.................................................................. 21

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR TRANCHES........... 23
     8.1  Increased Costs........................................................ 23
     8.2  Basis for Determining Interest Rate Inadequate or Unfair............... 24
     8.3  Changes in Law Rendering Eurodollar Lending Unlawful................... 24
     8.4  Funding Losses......................................................... 25
     8.5  Right of Lenders to Fund through Other Offices......................... 25
     8.6  Discretion of Lenders as to Manner of Funding.......................... 25
     8.7  Mitigation of Circumstances; Replacement of Affected Lender............ 26

     8.8  Conclusiveness of Statements; Survival of Provisions...................    26

SECTION 9  WARRANTIES............................................................    26
     9.1  Organization, etc......................................................    26
     9.2  Authorization; No Conflict.............................................    27
     9.3  Validity and Binding Nature............................................    27
     9.4  Information............................................................    27
     9.5  No Material Adverse Change.............................................    27
     9.6  Litigation and Contingent Liabilities..................................    28
     9.7  Ownership of Properties; Liens.........................................    28
     9.8  Subsidiaries...........................................................    28
     9.9  Pension and Welfare Plans..............................................    28
     9.10  Investment Company Act................................................    29
     9.11  Public Utility Holding Company Act....................................    29
     9.12  Regulation U..........................................................    29
     9.13  Taxes.................................................................    29
     9.14  Solvency, etc.........................................................    29
     9.15  Environmental Matters.................................................    30
     9.16  Year 2000 Problem.....................................................    30
     9.17  Senior Debt...........................................................    30

SECTION 10  COVENANTS............................................................    30
     10.1  Reports, Certificates and Other Information...........................    30
              10.1.1  Audit Report...............................................    30
              10.1.2  Quarterly Reports..........................................    30
              10.1.3  Compliance Certificates....................................    31
              10.1.4  Reports to SEC and to Shareholders.........................    31
              10.1.5  Notice of Default, Litigation and ERISA Matters............    31
              10.1.6  Subsidiaries...............................................    32
              10.1.7  Management Reports.........................................    32
              10.1.8  Projections................................................    32
              10.1.9  Other Information..........................................    32
     10.2  Books, Records and Inspections........................................    32
     10.3  Insurance.............................................................    33
     10.4  Compliance with Laws; Payment of Taxes and Liabilities................    33
     10.5  Maintenance of Existence, etc.........................................    33
     10.6  Financial Covenants...................................................    33
              10.6.1  Maximum Leverage...........................................    33
              10.6.2  Minimum Interest Coverage Ratio............................    33
              10.6.3  Funded Debt to Cash Flow Ratio.............................    34
              10.6.4  Senior Debt to Tangible Assets.............................    34
              10.6.5  Senior Debt to Cash Flow Ratio.............................    34
     10.7  Limitations on Debt...................................................    34
     10.8  Liens.................................................................    36
     10.9  Asset Sales...........................................................    37
     10.10  Restricted Payments..................................................    37
     10.11  Mergers, Consolidations, Amalgamations, Sales........................    37
     10.12  Modification of Certain Documents....................................    38
     10.13  Use of Proceeds......................................................    39
     10.14  Further Assurances...................................................    39

     10.15  Transactions with Affiliates............................................ 39
     10.16  Employee Benefit Plans.................................................. 39
     10.17  Environmental Laws...................................................... 40
     10.18  Unconditional Purchase Obligations...................................... 40
     10.19  Inconsistent Agreements................................................. 40
     10.20  Business Activities..................................................... 40
     10.21  Advances and Other Investments.......................................... 40
     10.22  Location of Assets...................................................... 41
     10.23  QuIPS Documents......................................................... 41

SECTION 11  CONDITIONS OF EFFECTIVENESS............................................. 42

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT...................................... 42
     12.1  Events of Default........................................................ 42
             12.1.1  Non-Payment of the Loans, etc.................................. 42
             12.1.2  Non-Payment of Other Debt...................................... 42
             12.1.3  Other Material Obligations..................................... 43
             12.1.4  Bankruptcy, Insolvency, etc.................................... 43
             12.1.5  Non-Compliance with Provisions of This Agreement............... 43
             12.1.6  Warranties..................................................... 43
             12.1.7  Pension Plans.................................................. 43
             12.1.8  Judgments...................................................... 44
             12.1.9  Invalidity of U.S. Guaranty, etc............................... 44
             12.1.10 Invalidity of Collateral Documents, etc........................ 44
             12.1.11 Change in Control.............................................. 44
             12.1.12 Invalidity of Parent Guaranty, etc............................. 44
     12.2  Effect of Event of Default............................................... 45

SECTION 13  THE AGENT............................................................... 45
     13.1  Appointment and Authorization............................................ 45
     13.2  Delegation of Duties..................................................... 45
     13.3  Liability of Agent....................................................... 45
     13.4  Reliance by Agents....................................................... 46
     13.5  Notice of Default........................................................ 46
     13.6  Credit Decision.......................................................... 46
     13.7  Indemnification.......................................................... 47
     13.8  Agent in Individual Capacity............................................. 48
     13.9  Successor Agent; Assignment of Agency.................................... 48
     13.10 Withholding Tax.......................................................... 49
     13.11 Documentation Agent...................................................... 50

SECTION 14  GENERAL................................................................. 51
     14.1  Waiver; Amendments....................................................... 51
     14.2  Confirmations............................................................ 51
     14.3  Notices.................................................................. 51
     14.4  Computations............................................................. 52
     14.5  Regulation U............................................................. 52
     14.6  Costs, Expenses and Taxes................................................ 52
     14.7  Judgment................................................................. 52
     14.8  Captions................................................................. 53

     14.9  Assignments; Participations.............................................. 53
             14.9.1  Assignments.................................................... 53
             14.9.2  Participations................................................. 54
     14.10  Governing Law........................................................... 55
     14.11  Counterparts............................................................ 55
     14.12  Successors and Assigns.................................................. 55
     14.13  Indemnification by the Company.......................................... 56
     14.14  Forum Selection and Consent to Jurisdiction............................. 56
     14.15  Waiver of Jury Trial.................................................... 57
     14.16  Intercreditor Agreement................................................. 57
     14.17  Designated Senior Indebtedness.......................................... 57

SCHEDULE 1.1(A)     Lenders and Percentages
SCHEDULE 9.6(a)     Litigation and Contingent Liabilities
SCHEDULE 9.6(b)     Contingent Payments
SCHEDULE 9.7        Properties
SCHEDULE 9.8        Subsidiaries
SCHEDULE 9.15       Environmental Matters
SCHEDULE 10.7(g)    Other Existing Debt
SCHEDULE 10.8       Existing Liens
SCHEDULE 12.1.11    Key Executives
SCHEDULE 14.3       Addresses for Notices

EXHIBIT A           Form of Note   (Section 1)
EXHIBIT B           Form of Compliance Certificate  (Section 10.1.4)
EXHIBIT C           Copy of Restated U.S. Guaranty  (Section 1)
EXHIBIT D           Copy of Restated U.S. Security Agreement  (Section 1)
EXHIBIT E           Copy of Restated Company Pledge Agreement  (Section 1)
EXHIBIT F           Form of Subsidiary Pledge Agreement  (Section 1)
EXHIBIT G           Form of Subordination Language  (Section 1)
EXHIBIT H           Form of Assignment Agreement  (Section 14.9)
EXHIBIT I           Copy of Intercreditor Agreement (Section 1)
EXHIBIT J           Form of Exemption Certificate (Section 13.10)
EXHIBIT K           Copy of Parent Guaranty (Section 1)
EXHIBIT L           Copy of Parent Pledge Agreement (Section 1)
EXHIBIT M           Form of Confirmation (Section 11)
EXHIBIT N           Form of Amendment to Intercreditor Agreement (Section 14.16)

                   AMENDED AND RESTATED TERM LOAN AGREEMENT
                   ----------------------------------------


     This AMENDED AND RESTATED TERM LOAN AGREEMENT dated as of May 12, 2000 (this "Agreement") is entered into among UNITED RENTALS, INC., a Delaware
       ---------
corporation ("Parent"), UNITED RENTALS (NORTH AMERICA), INC., a Delaware
              ------
corporation (the "Company"), the financial institutions that are or may from
                  -------
time to time become parties hereto (together with their respective successors and assigns, the "Lenders"), FLEET NATIONAL BANK, as Documentation Agent, and
                  -------
BANK OF AMERICA, N.A. (in its individual capacity, "BofA"), as administrative
                                                    ----
agent (in such capacity, the "Agent").
                              -----

     WHEREAS, Parent, the Company, various financial institutions and Bank of America, N.A. (then known as Bank of America National Trust and Savings Association), as agent, entered into a Term Loan Agreement dated as of July 10, 1998 (the "Original Agreement").
           ------------------

     WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement pursuant hereto.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

I.   SECTION   DEFINITIONS, ETC.

A.   Definitions.  When used herein the following terms shall have the following
     -----------
meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Acquisition Subsidiary means a Subsidiary of Parent organized solely for
     ----------------------
the purpose of acquiring the stock or assets of a Person as permitted by Section 10.11.

     Affected Lender means any Lender that has given notice to the Company
     ---------------
(which has not been rescinded) of (i) any obligation of the Company to pay any amount pursuant to Section 7.5 or 8.1 or (ii) the occurrence of any
                   -----------    ---
circumstances of the nature described in Section 8.2 or 8.3.
                                         -----------    ---

     Affiliate of any Person means (i) any other Person which, directly or
     ---------
indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

     Agent means BofA in its capacity as administrative agent for the Lenders
     -----
hereunder and any successor thereto in such capacity.

     Agent-Related Persons means the Agent and any successor thereto in such
     ---------------------
capacity hereunder, together with their respective Affiliates (including the Arranger) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Agreement - see the Preamble.
     ---------           --------

     Arranger means Banc of America Securities LLC.
     --------
     Assignment Agreement - see Section 14.9.1.
     --------------------       --------------

     Base Rate means at any time the greater of (a) the Federal Funds Rate plus
     ---------
0.5% and (b) the Reference Rate.

     Base Rate Tranche means any Tranche which bears interest at or by reference
     -----------------
to the Base Rate.

     BofA - see the Preamble.
     ----           --------

     Business Day means any day on which BofA is open for commercial banking
     ------------
business in Charlotte, Chicago, New York and San Francisco and, in the case of a Business Day which relates to a Eurodollar Tranche, on which dealings are carried on in the applicable offshore U.S. Dollar interbank market.

     Canadian Subsidiary means any Subsidiary of the Company which is organized
     -------------------
under the federal or provincial laws of Canada and which carries on its business primarily in Canada.

     Capital Lease means, with respect to any Person, any lease of (or other
     -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt,
     --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a "Bank" under and as defined in the Credit Agreement or a Lender or its holding company for such a "Bank" or a Lender (any such Person a "Permitted Bank")) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Permitted Bank or a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000, (d) any repurchase agreement entered into with any Permitted Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any
----------
obligation of the type described in any of clauses (a) through (c) and (ii) has
                                           -----------         ---
a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Permitted Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Permitted Bank for the purpose of investing in loans to any corporation (other than Parent or an Affiliate of Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

     Cash Flow means, as of the last day of any Fiscal Quarter, Consolidated Net
     ---------
Income for the period of four Fiscal Quarters ending on such day plus, to the
                                                                 ----
extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, all calculated on a pro forma basis in accordance with Article 11 of Regulation S-X
                --- -----
of the SEC.

     Closing Date means July 10, 1998.
     ------------

     Code means the Internal Revenue Code of 1986.
     ----

     Collateral Agent means BofA in its capacity as Collateral Agent under the
     ----------------
Intercreditor Agreement and any successor thereto in such capacity.

     Collateral Documents means the Company Pledge Agreement, each Subsidiary
     --------------------
Pledge Agreement, the Parent Pledge Agreement, the U.S. Security Agreement, and any other agreement pursuant to which the Company, Parent or any Subsidiary grants a Lien on collateral to the Collateral Agent.

     Company - see the Preamble.
     -------           --------

     Company Pledge Agreement means the Second Restated Company Pledge Agreement
     ------------------------
dated as of September 29, 1998 between the Company and the Collateral Agent, a copy of which is attached as Exhibit E.
                             ---------

     Computation Period means each of the following periods: (i) the period of
     ------------------
two Fiscal Quarters ended June 30, 1998; (ii) the period of three Fiscal Quarters ending September 30, 1998; and (iii) each period of four Fiscal Quarters ending on the last day of a Fiscal Quarter on or after December 31, 1998.

     Consolidated Net Income means, with respect to Parent and its Subsidiaries
     -----------------------
for any period, the net income (or loss) of Parent and its Subsidiaries for such period, excluding any extraordinary gains during such period and any Pooling
        ---------
Charges booked during such period.

     Contingent Payment means any payment that has been (or is required to be)
     ------------------
made under any of the following circumstances:

     (a) such payment is required to be made by Parent or any Subsidiary in connection with the purchase of any asset or business, where the obligation of Parent or the applicable Subsidiary to make such payment (or the amount thereof) is contingent upon the financial or other performance of such asset or business on an ongoing basis (e.g., based on revenues or similar measures of performance);

     (b) such payment is required to be made by Parent or any Subsidiary in connection with the achievement of any particular business goal (excluding employee compensation and bonuses in the ordinary course of business);

     (c) such payment is required to be made by Parent or any Subsidiary under circumstances similar to those described in clause (a) or (b) or provides
                                            ----------    ---
substantially the same economic incentive as would a payment described in clause
                                                                          ------
(a) or (b); or
---    ---

     (d) such payment is required to be made by Parent or any Subsidiary in connection with the purchase of any real estate, where the obligation to make such payment is contingent on any event or condition (other than customary closing conditions for a purchase of real estate).

     Controlled Group means all members of a controlled group of corporations
     ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Parent, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Credit Agreement means the Credit Agreement dated as of September 29, 1998
     ----------------
among the Company, Parent, UR Canada, various financial institutions, Bank of America Canada, as Canadian Agent, and BofA, as U.S. Agent, as amended or restated from time to time (including any amendment or restatement increasing the amount available thereunder) and any Successor Credit Agreement as defined in the Intercreditor Agreement.

     Debt of any Person means, without duplication, (a) all indebtedness of such
     ----
Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (including Contingent Payments and Holdbacks but excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account or upon the application of such Person, (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Synthetic Lease Obligations of such Person.

     Dollar Equivalent means, at any time, (a) as to any amount denominated in
     -----------------
U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in U.S. Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such currency.

     Effective Date - see Section 11.
     --------------       ----------

     Environmental Claims means all claims, however asserted, by any
     --------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all federal, state, provincial or local laws,
     ------------------
statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental, health, safety and land use matters.

     Equipment Securitization Transaction means any sale, assignment, pledge or
     ------------------------------------
other transfer (a) by Parent or any Subsidiary of equipment or related assets,
(b) by any ES Special Purpose Subsidiary of leases or rental agreements between Parent and/or any Subsidiary, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such equipment or related assets, and lease receivables arising under such leases and rental agreements and (c) by Parent or any Subsidiary of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers' repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto, and (iii) any collateral, guaranties, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

     ERISA means the Employee Retirement Income Security Act of 1974.
     -----

     ES Special Purpose Vehicle means a trust, bankruptcy remote entity or other
     --------------------------
special purpose entity which is a Subsidiary of Parent (or, if not a Subsidiary, the common equity of which is wholly-owned, directly or indirectly, by Parent) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

     Eurodollar Office means, with respect to any Lender, the office or offices
     -----------------
of such Lender which shall be making or maintaining a Eurodollar Tranche of such Lender hereunder or, in the case of any Reference Lender, such office or offices through which such Reference Lender makes any determination for purposes of calculating the Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Tranche for any
     ---------------
Interest Period, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Agent as follows:

          Eurodollar Rate =                   IBOR
                           ---------------------------------------
                           1.00 - Eurodollar Reserve Percentage

     where,

          Eurodollar Reserve Percentage means, for any day for any Interest
          -----------------------------
     Period, a percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          IBOR means the rate per annum determined by the Agent to be the
          ----
     arithmetic mean of the rates of interest per annum notified to the Agent by each Reference Lender as the rate of interest at which deposits in U.S. Dollars in immediately available funds are offered by the Eurodollar Office of such Reference Lender two Business Days prior to the beginning of such Interest Period to major banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of such Reference Lender for such Interest Period.

     Eurodollar Tranche means any Tranche which bears interest at a rate
     ------------------
determined by reference to the Eurodollar Rate.

     Event of Default means any of the events described in Section 12.1.
     ----------------                                      ------------

     Exchange Act means the Securities Exchange Act of 1934.
     ------------

     Existing U.S. Rentals Agreement means the Credit Agreement dated as of
     -------------------------------
February 26, 1997 among U.S. Rentals, various financial institutions and BofA, as Administrative Agent.

     Federal Funds Rate means, for any day, the rate set forth in the weekly
     ------------------
statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.
     --------------

     Fiscal Year means the fiscal year of Parent  and its Subsidiaries, which
     -----------
period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1997") refer to the Fiscal Year ending on December 31 of such calendar year.

     Floor Plan Financing Arrangement means any arrangement whereby Parent or a
     --------------------------------
Subsidiary grants a Lien to an equipment manufacturer (or an affiliate thereof which is in the financing business) on all equipment purchased from such manufacturer and the proceeds thereof, including equipment which was not financed by such manufacturer (or an affiliate thereof).

     Foreign Subsidiary means each Subsidiary of Parent which is organized under
     ------------------
the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

     FRB means the Board of Governors of the Federal Reserve System, and any
     ---
governmental authority succeeding to any of its principal functions.

     Funded Debt means (a) all Debt of Parent and its Subsidiaries and (b) to
     -----------
the extent not included in the definition of Debt, all outstanding Securitization Obligations, but excluding (i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except to the extent constituting contingent obligations or Suretyship Liabilities in respect of Funded Debt of a Person other than Parent or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of Parent to Subsidiaries and Debt of Subsidiaries to Parent or to other Subsidiaries and (iv) Debt (including guaranties thereof) in respect of the QuIPS Debentures and the QuIPS Preferred Securities.

     Funded Debt to Cash Flow Ratio means, as of the last day of any Fiscal
     ------------------------------
Quarter, the ratio of (i) Funded Debt as of such day to (ii) Cash Flow as of such day.

     GAAP means generally accepted accounting principles set forth from time to
     ----
time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Group means a group of Tranches of the same Type and, in the case of
     -----
Eurodollar Tranches, which have the same Interest Period.

     Hedging Obligations means, with respect to any Person, all liabilities of
     -------------------
such Person under interest rate, currency, commodity and equity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates, commodity prices or equity prices.

     Holdback means an unsecured, non-interest-bearing obligation of Parent or
     --------
any Subsidiary to pay a portion of the purchase price for any purchase or other acquisition permitted hereunder which matures within nine months of the date of such purchase or other acquisition.

     Immaterial Law means any provision of any Environmental Law the violation
     --------------
of which will not (a) violate any judgment, decree or order which is binding upon Parent or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis liability
                                                          -- -------
or expense) for Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Agent has notified the Company that the Required Lenders have determined in good faith that such provision is material.

     Intercreditor Agreement means the Intercreditor Agreement dated as of
     -----------------------
September 29, 1998 among BofA, as Agent, BofA, as U.S. Agent for the banks under the Credit Agreement, BofA, as Collateral Agent, and BofA, as agent for the holders of the Permitted Senior Secured Debt, a copy of which is attached as
Exhibit I.
---------

     Interest Coverage Ratio means the ratio of (a) Consolidated Net Income
     -----------------------
before deducting Interest Expense, income tax expense and Rentals for any Computation Period to (b) Interest Expense plus (without duplication) Rentals
                                           ----
for such Computation Period.

     Interest Expense means for any period the sum, without duplication, of (a)
     ----------------
the consolidated interest expense of Parent and its Subsidiaries for such period (including, without duplication, interest paid on the QuIPS Debentures, distributions on (but not redemptions of) the QuIPS Preferred Securities, imputed interest on Capital Leases and Synthetic Leases and any interest which is capitalized but excluding amortization of deferred financing costs) and (b) consolidated yield or discount accrued during such period on the aggregate investment or claim held by purchasers, assignees or other transferees of, or of interests in, accounts receivable, lease receivables and other rights to payment of Parent and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).

     Interest Period means, as to any Eurodollar Tranche, the period commencing
     ---------------
on the date such Tranche is borrowed or continued as, or converted into, a Eurodollar Tranche and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2 or 2.3, as the
                                                  -----------    ---
case may be; provided that:
             --------

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) the Company may not select any Interest Period which would extend beyond any date on which an installment of the Notes is scheduled to be paid pursuant to Section 3 if, after giving effect to such selection,
                         ---------
     the aggregate principal amount of all Eurodollar Tranches having Interest Periods ending after such date would exceed the aggregate principal amount of the Notes scheduled to be outstanding after payment of such installment.

     Investment means, relative to any Person, (a) any loan or advance made by
     ----------
such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses (excluding deposits placed in escrow pursuant to bona fide arrangements that provide for the return of such deposits to the Parent or the applicable Subsidiary in the event that the related transaction is not consummated for any reason by a date certain).

     Lender - see the Preamble.
     ------           --------

     Lien means, with respect to any Person, any interest granted by such Person
     ----
in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge, hypothecation or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan means, with respect to any Lender, such Lender's term loan to the
     ----
Company hereunder and Loans means all of the term loans made hereunder.
                      -----

     Loan Documents means this Agreement, the Notes, the U.S. Guaranty, the
     --------------
Collateral Documents and the Parent Guaranty.

     Loan Party means the Company, each Subsidiary of the Company which is a
     ----------
party to any Loan Document and Parent.

     Margin Stock means any "margin stock" as defined in Regulation U of the
     ------------
FRB.

     Material Adverse Effect means (a) a material adverse change in, or a
     -----------------------
material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against Parent, the Company or any Subsidiary of the Company of any Loan Document.

     Multiemployer Pension Plan means a multiemployer plan, as such term is
     --------------------------
defined in Section 4001(a)(3) of ERISA, and to which Parent or any member of the Controlled Group may have any liability.

     Net Worth means the sum of (a) Parent's consolidated stockholders' equity
     ---------
(including preferred stock accounts) plus (b) to the extent, if any, not included in such stockholders' equity, the outstanding amount of the QuIPS Preferred Securities plus (c) the amount of the Pooling Charges.

     Note - means each promissory note issued to a Lender under the Original
     ----
Agreement (except for any such promissory note which has been replaced prior to the Effective Date or which is replaced pursuant to Section 3) and each
                                                    ---------
promissory note issued pursuant to Section 3 (except for any such promissory
                                   ---------
note which is replaced by a new promissory note hereunder).

     Original Agreement - see the recitals.
     ------------------           --------

     Parent - see the Preamble.
     ------           --------

     Parent Guaranty means the Restated Parent Guaranty dated as of September
     ---------------
29, 1998 executed by Parent, a copy of which is attached as Exhibit K.
                                                            ---------

     Parent Pledge Agreement means the Restated Parent Pledge Agreement dated as
     -----------------------
of September 29, 1998 between Parent and the Collateral Agent, a copy of which is attached as Exhibit L.
               ---------

     PBGC means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section
     ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Parent or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Percentage means, with respect to any Lender, the percentage specified
     ----------
opposite such Lender's name on Schedule 1.1(A), reduced (or increased) by
                               ---------------
assignments pursuant to Section 14.9.1.
                        --------------

     Permitted Holders means (a) the executive managers of the Company as of the
     -----------------
Closing Date and their respective estates, their respective spouses and former spouses, their lineal descendants, the legal representatives of any of the foregoing, the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries, and any Person of which any of the foregoing "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act) at least 51% of each class of equity interests of such Person; and (b) Richard D. Colburn and any of his estate, his spouse or any former spouse, his lineal descendants, the legal representatives of any of the foregoing, the trustees of any bona fide trusts of which any of the foregoing and/or one or more charitable organizations (as defined below) are the sole beneficiaries, any Person of which any of the foregoing "beneficially owns" (within the meaning of Rule 13d-3 under the Exchange Act) at least 51% of each class of the equity interests of such Person and any charitable organization to which any of the foregoing transfers 20% or more of the outstanding shares of common stock of Parent. For purposes of the foregoing, a "charitable organization" is an organization to which a contribution is deductible for income tax purposes under the Code.

     Permitted Senior Secured Debt means any Debt arising under (a) the Term
     -----------------------------
Loan Agreement dated as of May 12, 2000 among Parent, the Company, various financial institutions and BofA, as Agent, which amends and restates the Term Loan Agreement dated as of July 15, 1999; and (b) any other term loan agreement (other than this Agreement) among Parent, the Company, various financial institutions and BofA, as agent; provided that (i) any such other term loan
                                 --------
agreement shall contain covenants and defaults which are no more restrictive for Parent and its Subsidiaries than the covenants and defaults contained in this Agreement, (ii) any such Debt shall be issued on or prior to December 31, 2000, shall mature no earlier than June 30, 2006 and shall have amortization of no more than 20% of the principal amount thereof prior to July 15, 2005, (iii) any such Debt shall constitute "Senior Indebtedness" as defined in each Subordinated
Note Indenture and (iv) no Debt under any such other term loan agreement shall have interest rate spreads greater than the then-applicable interest rate spreads under the Term Loan Agreement referred to in clause (a) above.
                                                     ----------

     Person means any natural person, corporation, partnership, trust, limited
     ------
liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Pooling Charges means pooling charges and extraordinary items related to
     ---------------
acquisitions booked by Parent in the third fiscal quarter of 1998 (including pooling charges and extraordinary items related to the U.S. Rentals Acquisition), but not more than U.S.$80,000,000.

     QuIPS Debentures means the 6 1/2% convertible subordinated debentures
     ----------------
issued by Parent to the QuIPS Trust pursuant to the QuIPS Indenture.

     QuIPS Guarantees means (i) the Guarantee Agreement dated as of August 5,
     ----------------
1998 issued by Parent (then known as United Rentals Holdings, Inc.) relating to the common securities of the QuIPS Trust and (ii) the Guarantee Agreement dated as of August 5, 1998 between Parent (then known as United Rentals Holdings, Inc.) and The Bank of New York, as Trustee, relating to the QuIPS Preferred Securities.

     QuIPS Indenture means the Indenture dated as of August 5, 1998 between
     ---------------
Parent (then known as United Rentals Holdings, Inc.) and The Bank of New York, as Trustee.

     QuIPS Preferred Securities means the 6 1/2% convertible quarterly income
     --------------------------
preferred securities issued by the QuIPS Trust pursuant to the QuIPS Purchase Agreement.

     QuIPS Purchase Agreement means the Purchase Agreement dated as of July 30,
     ------------------------
1998 among the QuIPS Trust, Parent (then known as United Rentals Holdings, Inc.), the Company (then known as United Rentals, Inc.) and the purchasers named therein.

     QuIPS Trust means United Rentals Trust I, a special purpose Delaware
     -----------
business trust established pursuant to the Amended and Restated Trust Agreement dated as of August 5, 1998 among Parent (then known as United Rentals Holdings, Inc.), The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the administrative trustees named therein.

     Receivables Securitization Transaction means any sale, assignment or other
     --------------------------------------
transfer by Parent or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to Parent or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guaranties or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

     Reference Lenders means BofA and any other Lender designated by the Company
     -----------------
and the Agent (which shall promptly notify each Lender of such designation) as a "Reference Lender".

     Reference Rate means, for any day, the rate of interest in effect for such
     --------------
day as publicly announced from time to time by BofA in Charlotte, North Carolina (or such other office in the United States of America as BofA shall specify from time to time), as its "prime rate." (The "prime rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     Related Fund means, with respect to any Lender which is a fund that invests
     ------------
in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     Rentals means the aggregate fixed amounts payable by Parent or any
     -------
Subsidiary under any lease of (or other agreement conveying the right to use) any real or personal property by Parent or any Subsidiary, as lessee, other than
(i) any Capital Lease or (ii) any lease with a remaining term of six months or less which is not renewable solely at the option of the lessee.

     Required Lenders means Lenders having Percentages aggregating 51% or more.
     ----------------

     RS Special Purpose Vehicle means a trust, bankruptcy remote entity or other
     --------------------------
special purpose entity which is a Subsidiary of Parent (or, if not a Subsidiary, the common equity of which is wholly-owned, directly or indirectly, by Parent) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

     Restructuring means a transaction effected to create a holding company of
     -------------
the Company, pursuant to which the Company becomes a direct wholly-owned Subsidiary of such holding company, and as a result of which the holders of capital stock of such holding company are, upon consummation of such transaction, substantially the same as the holders of the common stock of the Company immediately prior to such transaction.

     SEC means the Securities and Exchange Commission.
     ---

     Securitization Obligations means, with respect to any Securitization
     --------------------------
Transaction, the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by (i) in the case of an Equipment Securitization Transaction, equipment or related assets (and leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction) in connection with such Equipment Securitization Transaction, and (ii) in the case of a Receivables Securitization Transaction, accounts receivable, lease receivables and other rights to payment in connection with such Receivables Securitization Transaction.

     Securitization Transaction means an Equipment Securitization Transaction or
     --------------------------
a Receivables Securitization Transaction.

     Seller Subordinated Debt means unsecured indebtedness of the Company that:
     ------------------------

     (a)  is subordinated, substantially upon the terms set forth in Exhibit G
                                                                     ---------
or other terms that are more favorable to the Agent and the Lenders, in right of payment to the payment in full in cash of the Loans and all other amounts owed under the Loan Documents (whether or not matured or due and payable); and

     (b) represents all or part of the purchase price payable by the Company in connection with a transaction described in Section 10.11(c).
                                           ----------------

     Senior Debt means all Funded Debt of Parent and its Subsidiaries other than
     -----------
Subordinated Debt.

     Senior Note Purchase Agreements means the Note Purchase Agreements, each
     -------------------------------
dated as of April 1, 1998, pursuant to which U.S. Rentals issued
U.S.$252,000,000 of Senior Notes.

     Senior Note Purchase Agreement Amendment means an amendment to a Senior
     ----------------------------------------
Note Purchase Agreement which (a) permits the Company to assume the indebtedness evidenced by the Senior Note issued thereunder, (b) consents to the U.S. Rentals Acquisition and (c) amends certain other provisions thereof so that, after giving effect to the transactions contemplated to take place on or before the effective date of the First Amendment to this Agreement, no "Default" will exist under and as defined in the applicable Senior Note Purchase Agreement.

     Senior Notes means the U.S.$47,000,000 6.71% Series A Senior Notes due
     ------------
April 28, 2006, the U.S.$165,000,000 6.86% Series B Senior Notes due April 28, 2008 and the U.S.$40,000,000 6.93% Series C Senior Notes due April 28, 2010, in each case issued by U.S. Rentals pursuant to the Senior Note Purchase Agreements.

     Special Purpose Vehicle means an ES Special Purpose Vehicle or an RS
     -----------------------
Special Purpose Vehicle.

     Spot Rate for a currency means the rate quoted by BofA as the spot rate for
     ---------
the purchase by BofA of such currency with another currency in accordance with its customary procedures at approximately 10:00 a.m. (Chicago time) on the date on which the foreign exchange computation is made.

     Subordinated Debt means (a) the U.S.$200,000,000 of 9.50% unsecured senior
     -----------------
subordinated notes due 2008 issued by the Company (then known as United Rentals, Inc.) on May 22, 1998 and the unsecured subordinated guarantees thereof provided for in the applicable Subordinated Note Indenture, (b) the U.S.$205,000,000 of 8.80% unsecured senior subordinated notes due 2008 issued by the Company on August 12, 1998 and the unsecured subordinated guarantees thereof provided for in the applicable Subordinated Note Indenture, (c) the

U.S.$300,000,000 of 9.25% unsecured senior subordinated notes due 2009 issued by the Company on December 15, 1998 and the unsecured subordinated guarantees thereof provided for in the applicable Subordinated Note Indenture, (d) the U.S.$250,000,000 of 9.0% unsecured senior subordinated notes due 2009 issued by the Company on March 23, 1999 and the unsecured subordinated guarantees thereof provided for in the applicable Subordinated Note Indenture, (e) Seller Subordinated Debt and (f) any other unsecured Debt of the Company and unsecured guarantees thereof by any Subsidiary of the Company which (i) is owed to Persons other than officers, employees, directors or Affiliates of the Company, (ii) has no amortization prior to December 31, 2006 and (iii) has subordination terms (including subordination terms with respect to guarantees) which are not less favorable to the Lenders than those set forth in the Subordinated Note Indentures or are otherwise approved by the Required Lenders, such approval not to be unreasonably withheld.

     Subordinated Note Indenture means each of (a) the Indenture dated as of May
     ---------------------------
22, 1998 among the Company (then known as United Rentals, Inc.), various Subsidiaries of the Company and State Street Bank and Trust Company, as Trustee, pursuant to which the Company issued U.S.$200,000,000 of Subordinated Debt, (b) the Indenture dated as August 12, 1998 among the Company, various Subsidiaries of the Company and State Street Bank and Trust Company, as Trustee, pursuant to which the Company issued U.S.$205,000,000 of Subordinated Debt, (c) the Indenture dated as of December 15, 1998 among the Company, various Subsidiaries of the Company and State Street Bank and Trust Company, as Trustee, pursuant to which the Company issued U.S.$300,000,000 of Subordinated Debt, and (d) the Indenture dated as of March 23, 1999 among the Company, various Subsidiaries of the Company and The Bank of New York, as Trustee, pursuant to which the Company issued U.S.$250,000,000 of Subordinated Debt.

     Subsidiary means, with respect to any Person, a corporation, limited
     ----------
liability company, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, more than 50% of the voting stock, membership interests or similar equity interests. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Parent.

     Subsidiary Pledge Agreement means each pledge agreement substantially in
     ---------------------------
the form of Exhibit F issued by any Subsidiary, pursuant to Section 10.14.
            ---------                                       -------------

     Suretyship Liability means, with respect to any Person, any liability of
     --------------------
such Person with respect to any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Synthetic Lease means a lease transaction under which the parties intend
     ---------------
that (i) the lease
will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

     Synthetic Lease Obligations means, with respect to any Person, the sum of
     ---------------------------
(a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

     Tangible Assets means at any time all assets of Parent and its Subsidiaries
     ---------------
excluding all Intangible Assets.  For purposes of the foregoing, "Intangible
---------                                                         ----------
Assets" means goodwill, patents, trade names, trademarks, copyrights,
------
franchises, experimental expense, organization expense and any other assets that are properly classified as intangible assets in accordance with GAAP.

     Tranche refers to a portion of a Loan bearing interest at a particular
     -------
interest rate and, in the case of a portion bearing interest based on the Eurodollar Rate, having a particular Interest Period.

     Type of Tranche refers to the interest rate basis for a Tranche.  The
     ---------------
"Types" of Tranches are Base Rate Tranches and Eurodollar Tranches.

     Unmatured Event of Default means any event that, if it continues uncured,
     --------------------------
will, with lapse of time or notice or both, constitute an Event of Default.

     UR Canada means United Rentals of Canada, Inc., an Ontario corporation.
     ---------

     U.S. Dollar and the sign "U.S.$" mean lawful money of the United States of
     -----------               -----
America.

     U.S. Guaranty means the Second Restated U.S. Guaranty dated as of September
     -------------
29, 1998 executed by various Subsidiaries of the Company, a copy of which is attached as Exhibit C.
            ---------

     U.S. Rentals means U.S. Rentals, Inc., a Delaware corporation.
     ------------

     U.S. Rentals Acquisition means the acquisition of U.S. Rentals by Parent
     ------------------------
pursuant to the terms of the USR Merger Agreement.

     USR Merger Agreement means the Amended and Restated Agreement and Plan of
     --------------------
Merger among U.S. Rentals, Parent and UR Acquisition Corporation dated as of August 31, 1998.

     U.S. Security Agreement means the Second Restated U.S. Security Agreement
     -----------------------
dated as of September 29, 1998 among Parent, the Company, various Subsidiaries of the Company and the Collateral Agent, a copy of which is attached as Exhibit
                                                                        -------
D.
-

   U.S. Subsidiary means any Subsidiary of the Company other than a Foreign
     ---------------
Subsidiary.

     Vendor Financing Arrangement means any financing arrangement provided by a
     ----------------------------
Person (other than Parent or any Affiliate thereof) to any purchaser of equipment sold by the Parent or any Subsidiary in the ordinary course of business, the terms of which provide for recourse against the Parent and/or the applicable Subsidiary in the event of default by the purchaser.

     Welfare Plan means a "welfare plan", as such term is defined in Section
     ------------
3(1) of ERISA.

B.   Other Interpretive Provisions.
     -----------------------------

a.        Section, Schedule and Exhibit references are to this Agreement unless
          -------  --------     -------
otherwise specified.

(1) The term "including" is not limiting and means "including without limitation."

(2) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

b. Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

c. This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

d. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent's or Lenders' involvement in their preparation.

C.   Amendment and Restatement of Original Agreement.  The Parent, the Company,
     -----------------------------------------------
the Required Lenders and the Administrative Agent agree that, effective on the Effective Date, this Agreement amends and restates in its entirety the Original Agreement.

II.  SECTION LOANS.

A.   Loans.  The Company and the Required Lenders acknowledge that concurrently
     -----
with the effectiveness hereof the "Loans" outstanding to the Company under (and as defined in) the Original Agreement shall continue in existence as term loans hereunder and shall be deemed to be "Loans" as defined herein.

B.   Borrowing Procedure.  The Company shall give written notice to the Agent of
     -------------------
the proposed borrowing of the Loans not later than (a) if all of the Loans initially are to bear interest at the Base Rate, 10:00 A.M., Chicago time, on the proposed date of borrowing, and (b) otherwise, 9:00 A.M., Chicago time, two Business Days prior to the proposed date of borrowing. Such notice shall be effective upon receipt by the Agent and shall specify the date (which shall be a Business Day) of borrowing and, if applicable, the amount of and the initial Interest Period for each Group of Eurodollar Tranches. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. Not later than 1:00 p.m., Chicago time, on the date of the proposed borrowing, each Lender shall provide the Agent at the office specified by the Agent with immediately available funds in the amount of such Lender's Loan and, subject to the satisfaction of the conditions precedent set forth in Section 11, the Agent
                                                      ----------
shall pay over the proceeds of the Loans to the Company on such date.

C.   Conversion and Continuation Procedures.  (a) Subject to Section 2.2, the
     --------------------------------------                  -----------
Company may, upon irrevocable written notice to the Agent in accordance with clause (b) below:
----------

            (i) elect, as of any Business Day, to convert any Group of Tranches (or any part thereof in an aggregate amount not less than U.S.$500,000) into Tranches of the other Type; or

            (ii) elect, as of the last day of the applicable Interest Period, to continue any Group of Eurodollar Tranches having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than U.S.$500,000) for a new Interest Period.

     (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Tranches, 10:00 A.M., Chicago time, on the proposed date of such conversion; and
(ii) in the case of conversion into or continuation of Eurodollar Tranches, 9:00 A.M., Chicago time, at least two Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

     i)     the proposed date of conversion or continuation;

     ii)    the aggregate amount of the Tranches to be converted or continued;

     iii) the Type of Tranches resulting from the proposed conversion or continuation; and

     iv) in the case of conversion into, or continuation of, Eurodollar Tranches, the duration of the requested Interest Period therefor.

     (c) If upon the expiration of any Interest Period applicable to any Eurodollar Tranche, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Tranche, the Company shall be deemed to have elected to convert such Eurodollar Tranche into a Base Rate Tranche effective on the last day of such Interest Period.

     (d) The Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.3 or, if no timely
                                               -----------
notice is provided by the Company, of the details of any automatic conversion.

     (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have any portion of a Loan converted into or continued as a Eurodollar Tranche.

D.   Pro Rata Treatment.  Except as otherwise expressly provided herein, the
     ------------------
borrowing and all conversions, continuations and repayments shall be effected so that after giving effect thereto each Lender will have a pro rata share (according to its Percentage) of all Types and Groups of Tranches.

III. SECTION NOTES EVIDENCING LOANS.

     Each Lender's Loan shall be evidenced by the Note issued to such Lender under the Original Agreement; provided that any Lender may request a new Note
                              --------
substantially in the form set forth in Exhibit A.  Each Note shall be payable in
                                       ---------
24 quarterly installments on the last day of each calendar quarter beginning on September 30, 1999 and continuing through June 30, 2005. Each of the first 23 installments shall be in an amount equal to such Lender's Percentage of U.S. $625,000; and the final installment shall be in an amount equal to such Lender's Percentage of U.S. $235,625,000.

IV.  SECTION INTEREST.

A.   Interest Rates.  The Company promises to pay interest on the unpaid
     --------------
principal amount of each Tranche of each Loan, as follows:

a. at all times while such Tranche is a Base Rate Tranche, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus 0.375%; and

b. at all times while such Tranche is a Eurodollar Tranche, at a rate per annum equal to the sum of the Eurodollar Rate applicable to each Interest Period for such Tranche plus 2.25%;

provided, however, that at any time an Event of Default exists, the interest
--------  -------
rate applicable to each Tranche shall be increased by 2%.

B.   Interest Payment Dates.  Accrued interest on each Base Rate Tranche shall
     ----------------------
be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each Eurodollar Tranche shall be payable on the last day of each Interest Period for such Tranche (and, in the case of a Eurodollar Tranche with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Tranches shall be payable on demand.

C.   Setting and Notice of Certain Rates.  The applicable Eurodollar Rate for
     -----------------------------------
each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and the Lenders. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate.

D.   Computation of Interest.
     -----------------------

a. All computations of interest on Base Rate Tranches when the Base Rate is determined by the Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

b. If for any reason whatsoever a Reference Lender ceases to be a Lender hereunder, such Reference Lender shall thereupon cease to be a Reference Lender, and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Lender(s).

c. Each of the Reference Lenders shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any Reference Lender fails to supply such rates to the Agent upon its request, the Eurodollar Rate shall be determined on the basis of the quotations of the remaining Reference Lender(s).

d. Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

e. The applicable interest rate for each Base Rate Tranche shall change simultaneously with each change in the Base Rate.

V.   SECTION FEES.

     5.1  Fees.  On the Effective Date, the Company shall pay to the Agent for
          ----
the account of each applicable Lender the fees referred to in Section 11.
                                                              ----------

     5.2  Arrangement and Agent's Fees'.  The Company agrees to pay to the
          -----------------------------
Arranger and the

Agent such arrangement and agent's fees as are mutually agreed to from time to time by the Company, the Arranger and the Agent.

VI.  SECTION PREPAYMENTS.

     The Company may from time to time prepay the Loans, in whole or in part, without penalty. The Company shall give the Agent (which shall promptly advise each Lender) notice of any prepayment not later than 10:00 A.M., Chicago time, on the day of such prepayment, specifying the Tranches to be prepaid and the date and amount of prepayment. Each partial prepayment of Loans shall be in a principal amount of at least U.S.$500,000. Any prepayment of a Eurodollar Tranche on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4. All prepayments shall be applied pro rata to the then-
           -----------
remaining installments of the Notes.

VII. SECTION MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

A.   Making of Payments.  (a)  All payments of principal of or interest on the
     ------------------
Notes shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes and instructs the Agent to charge any demand deposit account of the Company maintained with BofA for the amount of any such payment on the due date therefor, and (subject to there being a sufficient balance in such account for such purpose) the Agent agrees to do so, provided that the Agent's failure to so
                                         --------
charge any such account shall in no way affect the obligation of the Company to make any such payment. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender.

          (b)  All payments under Section 8.1 shall be made by the Company
                                  -----------
directly to the Lender entitled thereto.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand the amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

B.   Due Date Extension.  If any payment of principal or interest with respect
     ------------------
to any of the Loans falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Tranche, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

C.   Setoff.  The Company agrees that the Agent and each Lender have all rights
     ------
of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time (a) any payment or other amount owing by the Company under this Agreement is then due to the Agent or any Lender or (b) any Unmatured Event of Default under Section 12.1.4 with respect to the
                                            --------------
Company or any Event of Default exists, the Agent and each Lender may apply to the payment of such payment or other amount (or, in the case of clause (b), to
                                                                ----------
any obligations of the Company hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Lender.

D.   Proration of Payments.  If any Lender shall obtain any payment or other
     ---------------------
recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9) on account of
                                      -----------    ----
principal of or interest on any Note in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the applicable Notes then held by them, such Lender shall purchase from the other Lenders such participation in the applicable Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if
                                                     --------  -------
all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery (but without interest).

E.   Taxes.  (a) All payments of principal of, and interest on, the Loans and
     -----
all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any
                             -----
payment to be made by the Company hereunder (including any additional amount or amounts to be paid under this Section 7.5) is required in respect of any Taxes
                              -----------
pursuant to any applicable law, rule or regulation, then the Company will:

     (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

     (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     (b) If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the applicable Lender, the required receipts or other required documentary evidence, the Company shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by any such Lender as a result of any such failure. For purposes of this Section 7.5, a distribution hereunder by the
                               -----------
Agent to or for the account of any Lender shall be deemed a payment by the Company.

     (c) Upon the request from time to time of the Company or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States of America or any state thereof shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or any applicable successor form (including Form W-8ECI or W-8BEN) or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment by the Company to such Lender is exempt from withholding or deduction of Taxes.

     (e)  The obligations of the Company under this Section 7.5 (i) are subject
                                                    -----------
to the limitations set out in Section 14.9.1 and (ii) shall survive repayment of
                              --------------
the Loans, cancellation of the Notes and any termination of this Agreement.

VIII.  SECTION INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR TRANCHES.

A.   Increased Costs.
     ---------------

a. If, after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

(a) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Tranches, its Note or its obligation to maintain Eurodollar Tranches, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Tranches or any other amounts due under this Agreement in respect of its Eurodollar Tranches or its obligation to maintain Eurodollar Tranches (except for changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located); or

(b)          shall impose, modify or deem applicable any reserve (including any reserve
imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement
                           ---------
against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

(c) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Tranches, its Note or its obligation to maintain Eurodollar Tranches;

and the result of any of the foregoing is to increase the cost to (or, in the case of Regulation D of the FRB, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making, maintaining or participating in any Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

b. If any Lender shall reasonably determine that the adoption or phase-in of or any change in any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

B.   Basis for Determining Interest Rate Inadequate or Unfair.  If with respect
     --------------------------------------------------------
to any Interest Period:

a.           none of the Reference Lenders are being offered deposits in U.S.
Dollars (in the applicable amounts) in the interbank Eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

b.           Lenders having an aggregate Percentage of 30% or more advise the
Agent that
the Eurodollar Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Lenders of maintaining or funding their Eurodollar Tranches for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the maintaining or funding of
                              -----------
Eurodollar Tranches has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Tranches;

then the Agent shall promptly notify the Company and the Lenders thereof and, so
----
long as such circumstances shall continue, (i) no Lender shall be under any obligation to convert into Eurodollar Tranches and (ii) on the last day of the current Interest Period for each Eurodollar Tranche, such Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche.

C.   Changes in Law Rendering Eurodollar Lending Unlawful. If any change in
     ----------------------------------------------------
(including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund any Eurodollar Tranche, then such Lender shall promptly notify the Company and the Agent and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Tranches (but shall make or maintain Base Rate Tranches concurrently with the making of or conversion into Eurodollar Tranches by the Lenders which are not so affected, in each case in an amount equal to such Lender's pro rata share of all Eurodollar Tranches which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Tranche of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche. Each Base Rate Tranche maintained by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Tranche (an "Affected Tranche") shall remain outstanding for the same period as
             ----------------
the Group of Eurodollar Tranches of which such Affected Tranche would be a part absent such circumstances.

D.   Funding Losses.  The Company hereby agrees that upon demand by any Lender
     --------------
(which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Tranche), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Tranche of such Lender on a date other than the last day of an Interest Period for such Tranche (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert
            -----------
into, continue or prepay any Eurodollar Tranche on a date specified therefor in a notice of borrowing, conversion, continuation or prepayment pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

E.   Right of Lenders to Fund through Other Offices. Each Lender may, if it so
     ----------------------------------------------
elects, fulfill its commitment as to any Eurodollar Tranche by causing a foreign branch or affiliate of such Lender to maintain or fund such Tranche, provided
                                                                     --------
that in such event for the purposes of this Agreement such Tranche shall be deemed to have been maintained and funded by such Lender and the obligation of the Company to repay such Lender's Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

F.   Discretion of Lenders as to Manner of Funding.  Notwithstanding any
     ---------------------------------------------
provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Tranche during each Interest Period for such Tranche through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the IBOR (as defined in the definition of Eurodollar Rate) for such Interest Period.

G.   Mitigation of Circumstances; Replacement of Affected Lender.
     -----------------------------------------------------------

a.           Each Lender shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid,
(i) any obligation of the Company to pay any amount pursuant to Section 7.5 or
                                                                -----------
8.1 or (ii) the occurrence of any circumstances of the nature described in
---
Section 8.2 or 8.3, and, if any Lender has given notice of any event described
-----------    ---
in clause (i) or (ii) above and thereafter such event ceases to exist, such
   ----------    ----
Lender shall promptly so notify the Company and the Agent. Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation
             ----------    ----
will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

b. At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Loan, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loan so assigned, all accrued and unpaid interest thereon, any amounts payable under Section 8.4 as a result of such Lender
                                   -----------
receiving payment of any Eurodollar Tranche prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

H.   Conclusiveness of Statements; Survival of Provisions. Determinations and
     ----------------------------------------------------
statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be
                                     -----------  ---  ---    ---
conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections
                   ------------     ---
shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

IX.  SECTION WARRANTIES.

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans hereunder, Parent warrants to the Agent and the Lenders that:

A.   Organization, etc.  The Company is a corporation duly organized, validly
     -----------------
existing and in good standing under the laws of the State of Delaware; each of Parent and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company, Parent and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

B.   Authorization; No Conflict.  The execution and delivery by the Company of
     --------------------------
this Agreement and each other Loan Document to which it is a party, the borrowing hereunder, the execution and delivery by each other Loan Party of each Loan Document to which it is a party and the performance by the Company and each other Loan Party of its obligations under each Loan Document to which it is a party are within the corporate powers of the Company and each other Loan Party, have been duly authorized by all necessary corporate action (including any necessary shareholder action) on the part of the Company and each other Loan Party, have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company, any other Loan Party or any other Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company, any other Loan Party or any other Subsidiary or of any agreement, indenture, instrument or other document which is binding on the Company, any other Loan Party or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any other Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents).

C.   Validity and Binding Nature.  Each of this Agreement and each other Loan
     ---------------------------
Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and each Loan Document to which any other Loan Party is a party is, or upon the execution and delivery thereof by such Loan Party will be, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

D.   Information.  All information heretofore or contemporaneously herewith
     -----------
furnished in writing by Parent or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Lenders that any projections and forecasts provided by Parent or any Subsidiary are based on good faith estimates and assumptions believed by Parent or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

E.   No Material Adverse Change.
     --------------------------

     (a) The audited consolidated financial statements of the Company and its Subsidiaries at December 31, 1997 and the unaudited consolidated financial statements of the Company and its Subsidiaries at March 31, 1998, copies of each of which have been delivered to each Lender, have been prepared in accordance with generally accepted accounting principles (subject, in the case of the unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries taken as a whole as at such dates and the results of their operations for the periods then ended.

     (b) Since December 31, 1997, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

F.   Litigation and Contingent Liabilities.
     -------------------------------------

a. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to Parent's knowledge, threatened against Parent or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in
Schedule 9.6(a). Other than any liability incident to such litigation or
---------------
proceedings, neither Parent nor any Subsidiary has any material contingent liabilities not listed in Schedule 9.6(a) or 9.6(b).
                          ---------------    ------

b.       Schedule 9.6(b) sets out descriptions of all arrangements existing on
         ---------------
the Closing Date pursuant to which the Company or any Subsidiary may be required to pay any Contingent Payment.

G.   Ownership of Properties; Liens. Except as set forth on Schedule 9.7, as of
     ------------------------------                         ------------
the Closing Date each of Parent and each Subsidiary owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section
                                                                     -------
10.8.
----

H.   Subsidiaries. As of the Closing Date, the Company has no Subsidiaries
     ------------
except those listed in Schedule 9.8.
                       ------------

I.   Pension and Welfare Plans.
     -------------------------

a. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Parent of any material liability, fine or penalty. Parent has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

b. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Parent or any other member of the Controlled Group under the terms of such Multiemployer Pension Plan or of any collective bargaining agreement or by applicable law; neither Parent nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any Multiemployer Pension Plan, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any Multiemployer Pension Plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any Multiemployer Pension Plan; and neither Parent nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any Multiemployer Pension Plan is or has been funded at a rate less than that required under Section 412 of the Code, that any Multiemployer Pension Plan is or may be terminated, or that any Multiemployer Pension Plan is or may become insolvent.

c. All contributions required under applicable law have been made in respect of all pension plans of UR Canada and each of its Subsidiaries and each such pension plan is fully funded on an ongoing and termination basis.

J.   Investment Company Act.  Neither Parent nor any Subsidiary is an
     ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

K.   Public Utility Holding Company Act.  Neither Parent nor any Subsidiary is a
     ----------------------------------
"holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

L.   Regulation U.  The Company is not engaged principally, or as one of its
     ------------
important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

M.   Taxes.  Each of Parent and each Subsidiary has filed all tax returns and
     -----
reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

N.   Solvency, etc. On the Effective Date (or, in the case of any Person which
     -------------
becomes a Loan Party after the Effective Date, on the date such Person becomes a Loan Party), (a) each of the Company's and each other Loan Party's assets will exceed its liabilities and
(b) each of the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

O.   Environmental Matters. Parent conducts in the ordinary course of business a
     ---------------------
review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Parent has reasonably concluded that, except as specifically disclosed in
Schedule 9.15, such Environmental Laws and Environmental Claims could not,
-------------
individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

P.   Year 2000 Problem.  Parent and its Subsidiaries have reviewed the areas
     -----------------
within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Parent and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, Parent reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

Q.   Senior Debt.  The obligations of the Company hereunder constitute "Senior
     -----------
Indebtedness" as such term is defined in each Subordinated Note Indenture.

X.   SECTION COVENANTS.

Until all obligations of the Company hereunder or in connection herewith are paid in full, Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

A.   Reports, Certificates and Other Information. Furnish to the Agent and each
     -------------------------------------------
Lender:

     10.1.1  Audit Report.  Promptly when available and in any event within 90
             ------------
days after the close of each Fiscal Year: (a) a copy of the annual audit report of Parent and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Parent and its Subsidiaries for such Fiscal Year certified without qualification by Ernst & Young or other independent auditors of recognized standing selected by Parent and reasonably acceptable to the Required Lenders, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; (b) consolidating balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for Parent and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or the Vice President, Finance of Parent; and (c) commencing with the Fiscal Year ending December 31, 1998, a copy of an annual agreed-upon procedures report on the equipment fleet of the Company and its Subsidiaries for such Fiscal Year as performed by the Company's independent auditors.

     10.1.2  Quarterly Reports.  Promptly when available and in any event within
             -----------------
45 days after
the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the Chief Financial Officer or the Vice President, Finance of Parent.

     10.1.3  Compliance Certificates.  Contemporaneously with the furnishing of
             -----------------------
a copy of each annual audit report pursuant to Section 10.1.1 and of each set of
                                               --------------
quarterly statements pursuant to Section 10.1.2, (a) a duly completed compliance
                                 --------------
certificate in the form of Exhibit B, with appropriate insertions, dated the
                           ---------
date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Vice President, Finance of Parent, containing a computation of each of the financial ratios and restrictions set forth in
Section 10.6 and to the effect that such officer has not become aware of any
------------
Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (b) an updated organizational chart listing all Subsidiaries and the locations of their businesses.

     10.1.4  Reports to SEC and to Shareholders.  Promptly upon the filing or
             ----------------------------------
sending thereof, copies of all regular, periodic or special reports of Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that Parent shall promptly deliver any such exhibit to the Agent or any Lender upon request therefor); copies of all registration statements of Parent or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally concerning material developments in the business of Parent or any Subsidiary.

     10.1.5  Notice of Default, Litigation and ERISA Matters.  Immediately upon
             -----------------------------------------------
becoming aware of any of the following, written notice describing the same and the steps being taken by Parent or the Subsidiary affected thereby with respect thereto:

     (a) the occurrence of an Event of Default or an Unmatured Event of Default;

     (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Parent to the Lenders which has been instituted or, to the knowledge of Parent, is threatened against Parent or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

     (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of Parent with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

     (d) any cancellation (without replacement) or material change in any insurance maintained by Parent or any Subsidiary;

     (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; or

     (f) any setoff, claims (including Environmental Claims), withholdings or other defenses to which any of the collateral granted under any Collateral Document, or the Lenders' rights with respect to any such collateral, are subject.

     10.1.6  Subsidiaries.  Promptly upon any change in the list of its
             ------------
Subsidiaries, a written report of such change.

     10.1.7  Management Reports.  Promptly upon the request of the Agent or any
             ------------------
Lender, copies of all detailed financial and management reports submitted to Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of Parent.

     10.1.8  Projections.  As soon as practicable and in any event within 60
             -----------
days after the commencement of each Fiscal Year, financial projections for Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner satisfactory to the Agent.

     10.1.9  Other Information.  From time to time such other information
             -----------------
concerning Parent and its Subsidiaries as any Lender or the Agent may reasonably request.

     10.2  Books, Records and Inspections.  Keep, and cause each Subsidiary to
           ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof to inspect the properties and operations of Parent and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof whether or not any representative of Parent or any Subsidiary is present), and to examine (and, at the expense of Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

     10.3  Insurance.  Maintain, and cause each Subsidiary to maintain, with
           ---------
responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Parent and its Subsidiaries.

     10.4  Compliance with Laws; Payment of Taxes and Liabilities.  (a) Comply,
           ------------------------------------------------------
and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided, however, that the foregoing
                                      --------  -------
shall not require Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     10.5  Maintenance of Existence, etc.  Maintain and preserve, and (subject
           ------------------------------
to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its
   -------------
existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     10.6  Financial Covenants.
           -------------------

     10.6.1  Maximum Leverage.  Not permit the ratio of (i) Funded Debt to (ii)
             ----------------
Funded Debt plus Net Worth to exceed 0.675 to 1.0 at any time.
            ----
     10.6.2  Minimum Interest Coverage Ratio.  Not permit the Interest Coverage
             -------------------------------
Ratio for any Computation Period to be less than the applicable ratio set forth below:

          Computation                            Interest
          Period Ending:                        Coverage Ratio
          -------------                         --------------

          Prior to 9/30/01                        1.75 to 1.0
          9/30/01 and thereafter                  2.00 to 1.0.

     10.6.3  Funded Debt to Cash Flow Ratio.  Not permit the Funded Debt to Cash
             ------------------------------
Flow Ratio as of the last day of any Fiscal Quarter to exceed 4.5 to 1.0.

     10.6.4  Senior Debt to Tangible Assets. Not permit the ratio of (i) Senior
             ------------------------------
Debt minus all Securitization Obligations to (ii) Tangible Assets minus, to the extent included in Tangible Assets, all assets which are owned by or subject to a Lien in favor of a Special Purpose Vehicle to exceed 1.0 to 1.0 at any time.

     10.6.5  Senior Debt to Cash Flow Ratio.  Not permit the ratio of (i) Senior
             ------------------------------
Debt to (ii) Cash Flow as of the last day of any Fiscal Quarter to exceed 2.75 to 1.0.

     10.7  Limitations on Debt. Not, and not permit any Subsidiary to, create,
           -------------------
incur, assume or suffer to exist any Debt, except:

(a) obligations hereunder, under the other Loan Documents, under the Credit Agreement and under the other "Loan Documents" as defined in the Credit Agreement;

(b) unsecured Debt of Parent, the Company and Subsidiaries of the Company (excluding Contingent Payments and Seller Subordinated Debt); provided that no
                                                              --------
Subsidiary of the Company shall incur any such Debt if, after giving effect thereto, the aggregate amount of all then-outstanding Debt of Subsidiaries of the Company permitted solely by this clause (b) would exceed 10% of Net Worth;
                                     ----------

(c) Debt of Parent or any Subsidiary in respect of Capital Leases or arising in connection with the acquisition of equipment (including Debt assumed in connection with an asset purchase permitted by Section 10.11, or incurred
                                               -------------
pursuant to a Capital Lease or in connection with the acquisition of equipment by a Person before it became a Subsidiary in connection with a stock purchase permitted by Section 10.11, in each case so long as such Debt is not incurred in
             -------------
contemplation of such purchase), and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to Parent or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the aggregate amount of all such Debt at any time
             --------
outstanding shall not exceed a Dollar Equivalent amount equal to U.S.$150,000,000, and provided, further, that the aggregate amount of all such
                      --------  -------
Debt arising in connection with Floor Plan Financing Arrangements shall not exceed U.S.$30,000,000;

(d)  Debt of Subsidiaries owed to the Company or Parent; provided that the
                                                         --------
aggregate amount
of all such Debt of Foreign Subsidiaries owed to the Company and Parent shall not at any time exceed 15% of the consolidated assets of Parent and its Subsidiaries;

(e) unsecured Debt of any Special Purpose Vehicle to any Subsidiary of the Company;

(f)  Subordinated Debt; provided that (i) the aggregate principal amount of all
                        --------
Seller Subordinated Debt at any time outstanding shall not exceed a Dollar Equivalent amount of U.S.$50,000,000 and (ii) the Company shall not issue or incur any Debt described in clause (f) of the definition of Subordinated Debt
                            ----------
(x) at any time that an Event of Default or Unmatured Event of Default exists or would result therefrom and (y) unless the Company has delivered to the Agent (which shall promptly deliver a copy thereof to each Lender) a certificate in reasonable detail demonstrating that, after giving effect to such issuance or incurrence, Parent will be in pro forma compliance with all financial covenants set forth in this Section 10;
                  ----------

(g) other Debt of the Company or any Subsidiary, not of a type described in clause (c), outstanding on the Closing Date and listed in Schedule 10.7(g);
----------                                                ----------------

(h)  Contingent Payments, provided that Parent shall not, and shall not permit
                          --------
any Subsidiary to, incur any obligation to make Contingent Payments the maximum possible amount of which exceeds a Dollar Equivalent amount of U.S.$50,000,000 in the aggregate for all Contingent Payments at any time outstanding;

(i)  the QuIPS Debentures, the QuIPS Preferred Securities and the QuIPS
Guarantees;

(j)  Permitted Senior Secured Debt and guarantees thereof, provided that the
                                                           --------
aggregate principal amount of all Permitted Senior Secured Debt shall not at any time exceed U.S.$1,000,000,000;

(k) Synthetic Lease Obligations, provided that the aggregate amount of all Synthetic Lease Obligations plus (without duplication) the aggregate amount of all Securitization Obligations arising under Equipment Securitization Transactions shall not at any time exceed the greater of U.S.$500,000,000 or 15% of Tangible Assets;

(l) unsecured recourse obligations of Parent or any Subsidiary in respect of Vendor Financing Arrangements;

(m) Hedging Obligations incurred for purposes of protection from price, interest rate or currency fluctuations posed by bona fide debt, contract or purchase order obligations or from changes in the price of Parent's stock; and

(n)  Debt in connection with Securitization Transactions.

     For purposes of clause (h) above, a Contingent Payment shall be deemed to
                     ----------
be "outstanding" from the time that Parent or any Subsidiary enters into the agreement containing the obligation to make such Contingent Payment until such time as either such Contingent Payment has been made in full or it has become certain that such Contingent Payment will never have to be made.

     10.8  Liens.  Not, and not permit any Subsidiary to, create or permit to
           -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

(c)  Liens identified in Schedule 10.8;
                         -------------

(d)  Liens securing Debt permitted by clause (c) of Section 10.7 (and attaching
                                      ----------    ------------
only to the property (i) being leased (in the case of Capital Leases), (ii) purchased from the relevant manufacturer (in the case of Floor Plan Financing Arrangements) or (iii) the purchase price for which was or is being financed by such Debt (in the case of other Debt) and, in each case, the proceeds (including insurance proceeds) of any disposition or loss of such property);

(e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding a Dollar Equivalent amount of U.S.$1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(g) Liens in favor of the Collateral Agent arising under the Loan Documents and Liens securing Debt permitted by clauses (a), (j) and (k) of Section 10.7; and
                                 -----------  ---     ---    ------------

(h)  Liens arising in connection with Securitization Transactions.

     10.9  Asset Sales.  Not make, or permit any Subsidiary to make, any sale or
           -----------
other disposition of assets which would require the Company to make, or offer to make, or give any notice of, any prepayment of Subordinated Debt (other than Seller Subordinated Debt).

     10.10  Restricted Payments.  Not, and not permit any Subsidiary to, (a)
            -------------------
declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, defease or redeem any Subordinated Debt, (e) make any payment of principal of or interest on, or acquire, redeem or otherwise retire, or make any other distribution in respect of, any of the QuIPS Debentures or the QuIPS Preferred Securities or (f) set aside funds for any of the foregoing; provided that (i) any Subsidiary of the
                                      --------
Company may declare and pay dividends to the Company or to any other wholly-owned Subsidiary of the Company; (ii) the Company may declare and pay dividends to Parent; (iii) the QuIPS Trust may make a distribution of Parent's common stock pursuant to the terms of the QuIPS Preferred Securities or the QuIPS Debentures; (iv) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, Parent may make payments on the QuIPS Debentures and permit the QuIPS Trust to make corresponding distributions on the QuIPS Preferred Securities in accordance with the terms of the QuIPS Indenture;
(v) so long as (x) no Event of Default or Unmatured Event of Default exists or would result therefrom and (y) the aggregate amount of all purchases made by Parent since April 30, 2000 (excluding purchases permitted by clause (vi) below)
                                                              -----------
does not exceed U.S.$200,000,000, Parent may repurchase its capital stock; and
(vi) so long as (x) no Event of Default or Unmatured Event of Default exists or would result therefrom and (y) the aggregate amount of all purchases of stock, warrants or units made by Parent (or, prior to August 5, 1998, the Company) since October 1, 1997 (excluding purchases permitted by clause (v) above) does
                                                        ----------
not exceed U.S.$12,000,000, Parent may purchase its common stock or warrants, or units issued in respect thereof, from time to time on terms consistent with those set forth under the heading "Certain Agreements Relating to the Outstanding Securities" in the Company's Private Placement Memorandum dated September 12, 1997; provided, further, that any stock of Parent, or warrants or
                    --------  -------
units relating thereto, purchased by Parent pursuant to clause (v) or (vi) above
                                                        ----------    ----
shall be immediately retired. Nothing in this Section 10.10 shall prohibit Parent from permitting the cashless exercise of any options or warrants for stock of Parent.

     10.11  Mergers, Consolidations, Amalgamations, Sales. Not, and not permit
            ---------------------------------------------
any Subsidiary to, be a party to any merger, consolidation or amalgamation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business (including sales or exchanges of equipment consistent with industry practice), sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, amalgamation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary of the Company into the Company or into, with or to any other wholly-owned Subsidiary of the Company; (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the Company of the assets or stock of any wholly-owned Subsidiary of the Company; (c) any such purchase or other acquisition (including pursuant to a merger or an asset exchange of like-kind property) by Parent, an Acquisition Subsidiary, the Company or any wholly-owned Subsidiary of the Company of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, solely in the equipment rental and related businesses; (2) immediately before and after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (3) the board of directors of such Person has not announced that it will oppose such acquisition and has not commenced any litigation which alleges that such acquisition violates or will violate any requirement of law or any contractual obligation of such Person; and (4) in the case of any such purchase or other acquisition by Parent or any Acquisition Subsidiary, Parent immediately contributes the acquired stock or assets to the Company or merges the acquired company or the Acquisition Subsidiary into the Company or with or into any wholly-owned Subsidiary of the Company; (d) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment pursuant to any Receivables Securitization Transaction or of equipment and related assets (and leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction) pursuant to any Equipment Securitization Transaction, provided that the aggregate amount of all equipment and related
             --------
assets (and leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction) sold, assigned or otherwise transferred pursuant to all Equipment Securitization Transactions in any Fiscal Year (in addition to any such assets which are permitted to be sold in such Fiscal Year pursuant to clause (e)) shall not exceed U.S. $25,000,000; and (e) sales and dispositions of
----------
assets (including the stock of Subsidiaries and asset exchanges of like-kind property), in addition to sales and other dispositions in the ordinary course of business or permitted by clause (d), so long as the net book value of (i) all
                         ----------
assets disposed of in like-kind exchanges in any Fiscal Year does not exceed 5% of the net book value of the consolidated assets of Parent and its Subsidiaries as of the last day of the preceding Fiscal Year and (ii) all other assets sold or otherwise disposed of in any Fiscal Year does not exceed 5% of the net book value of the consolidated assets of Parent and its Subsidiaries as of the last day of the preceding Fiscal Year.

     10.12  Modification of Certain Documents.  Not permit the Certificate or
            ---------------------------------
Articles of Incorporation, By-Laws or other organizational documents of Parent or any Subsidiary, or any Subordinated Note Indenture or any other document evidencing or setting forth the terms applicable to any Subordinated Debt, to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

     10.13  Use of Proceeds.  Use the proceeds of the Loans solely to finance
            ---------------
the Company's working capital, for acquisitions permitted by Section 10.11, for
                                                             -------------
capital expenditures and for other general corporate purposes (including repayment of existing Debt); and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.14  Further Assurances. Take, and cause each Subsidiary to take, such
            ------------------
actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets (other than real property and the Company's interest in any Special Purpose Vehicle) of the Company and guaranteed by Parent by execution of the Parent Guaranty and by all of the U.S. Subsidiaries (including, promptly upon the acquisition or creation thereof, any U.S. Subsidiary acquired or created after the date hereof) by execution of a counterpart of the U.S. Guaranty (provided that neither the QuIPS Trust nor any Special Purpose Vehicle shall have any obligation to execute the U.S. Guaranty), (ii) the obligations of Parent under the Parent Guaranty are secured by substantially all of the assets of Parent (other than real property and Parent's interest in the QuIPS Trust or any Special Purpose Vehicle), and (iii) the obligations of each U.S. Subsidiary (other than the QuIPS Trust and any Special Purpose Vehicle) under the U.S. Guaranty are secured by substantially all of the assets (other than real property and such U.S. Subsidiary's interest in any Special Purpose Vehicle) of such U.S. Subsidiary. In addition, upon the occurrence of any Event of Default or Unmatured Event of Default and the request of Lenders having Percentages aggregating 80% or more, the Company will cause each Canadian Subsidiary to guaranty all of the obligations of the Company hereunder and to take all actions necessary so that the obligations of such Canadian Subsidiary under such guaranty are secured by substantially all of the assets (other than real property) of such Canadian Subsidiary (it being understood that, at the request of the Company at any time thereafter when no Event of Default or Unmatured Event of Default exists, such guaranties and collateral security shall be released).

     10.15  Transactions with Affiliates. Not, and not permit any Subsidiary to,
            ----------------------------
enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than Parent, the Company and Subsidiaries of the Company) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided that Parent may enter into transactions with Acquisition Subsidiaries or the QuIPS Trust, and Parent or any Subsidiary may enter into transactions with any Special Purpose Vehicle in connection with any Securitization Transaction, to the extent permitted by the terms of this Agreement.

     10.16  Employee Benefit Plans.  Maintain, and cause each Subsidiary to
            ----------------------
maintain, each Pension Plan and each Canadian pension plan in substantial compliance with all applicable requirements of law and regulations.

     10.17  Environmental Laws.  Conduct, and cause each Subsidiary to conduct,
            ------------------
its operations and keep and maintain its property in compliance with all Environmental Laws (other than Immaterial Laws).

     10.18  Unconditional Purchase Obligations.  Not, and not permit any
            ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Parent or any Subsidiary from entering into options for the purchase of particular assets or businesses.

     10.19  Inconsistent Agreements.  Not, and not permit any Subsidiary to,
            -----------------------
enter into any agreement containing any provision which (a) would be violated or breached by the performance by Parent or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit Parent, the Company or any Subsidiary of the Company (other than any Special Purpose Vehicle) from granting to the Collateral Agent, for the benefit of the Lenders, a Lien on any of its assets.

     10.20  Business Activities.  Not, and not permit any Subsidiary (other than
            -------------------
the QuIPS Trust and any Special Purpose Vehicle) to, engage in any line of business other than the equipment rental business and businesses reasonably related thereto.

     10.21  Advances and Other Investments.  Not, and not permit any Subsidiary
            ------------------------------
to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

(a) equity Investments existing on the Closing Date in wholly-owned Subsidiaries of the Company identified in Schedule 9.8;
                                          ------------

(b) equity Investments in Subsidiaries of the Company acquired after the Closing Date in transactions permitted as acquisitions of stock or assets pursuant to Section 10.11;
            -------------

(c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

(d) in the ordinary course of business, Investments by the Company in Parent or in any Subsidiary of the Company or by any of the Subsidiaries of the Company in Parent, the Company or any other Subsidiary of the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by
Section 10.7;
------------

(e)  Suretyship Liabilities permitted by Section 10.7;
                                         ------------

(f) good faith deposits made in connection with prospective acquisitions of stock or assets permitted by Section 10.11;
                             -------------

(g) loans to officers and employees not exceeding (i) a Dollar Equivalent amount of U.S.$100,000 in the aggregate to any single individual or (ii) a Dollar Equivalent amount of

U.S.$300,000 in the aggregate for all such individuals;

(h) Investments by Parent in the Company, in Subsidiaries of the Company and, subject to the provisions of Section 10.11, in Acquisition Subsidiaries;
                                     -----

(i)  Investments by Parent in the QuIPS Trust existing on July 15, 1999;

(j)  Cash Equivalent Investments; and

(k) Investments by Parent or any Subsidiary in any Special Purpose Vehicle; provided that the aggregate amount of all such Investments made in cash shall
--------
not exceed U.S.$10,000,000;

provided that (x) any Investment which when made complies with the requirements
--------
of the definition of the term "Cash Equivalent Investment" may continue to be
                               --------------------------
held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
                                                                 ----------
(c), (d), (e), (f), (g) or (k) shall be permitted to be made if, immediately
---  ---  ---  ---  ---    ---
before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (z) the aggregate principal amount of Investments by the Company in Foreign Subsidiaries pursuant to clauses (b), (c), (d), (e), and (f) plus, without duplication, the aggregate
   -----------  ---  ---  ---      ---
amount of all "Canadian Loans" under and as defined in the Credit Agreement shall not at any time exceed 15% of the consolidated assets of Parent and its Subsidiaries.

     10.22  Location of Assets.  Not permit at any time more than 15% of the
            ------------------
consolidated assets of Parent and its Subsidiaries to be owned by Foreign Subsidiaries.

     10.23  QuIPS Documents.  Not permit any amendment to or modification of the
            ---------------
QuIPS Debentures, the QuIPS Preferred Securities, either QuIPS Guarantee or the QuIPS Indenture which, in any such case, is adverse to the interests of the Lenders.

     10.24  Limitations on Securitization Transactions.  Not at any time permit
            ------------------------------------------
the aggregate amount of all Securitization Obligations to exceed (a) in the case of Receivables Securitization Transactions, U.S. $150,000,000; and (b) in the case of Equipment Securitization Transactions, the remainder of (i) the greater of (x) U.S. $500,000,000 and (y) 15% of Tangible Assets minus (ii) the aggregate
                                                        -----
amount of all Synthetic Lease Obligations (excluding, to prevent double-counting, Synthetic Lease Obligations which also are Securitization Obligations arising under Equipment Securitization Transactions) of Parent and its Subsidiaries.

XI. SECTION CONDITIONS OF EFFECTIVENESS. This Agreement shall become effective and all outstanding loans under the Original Agreement shall continue in existence as term loans hereunder, and shall be deemed to be "Loans" as defined herein, on the date (the "Effective Date") that the Agent shall have received
                          --------------
(a) counterparts hereof executed by the Company, Parent, the Required Lenders and the Agent; (b) confirmation that substantially similar amendments to the Credit Agreement and any document evidencing or governing the Permitted Senior Secured Debt have (or concurrently with the effectiveness hereof will) become effective; (c) a Confirmation in the form of Exhibit M hereto signed by Parent, the Company and all U.S. Subsidiaries (other
---------
than the QuIPS Trust); (d) the opinions of Weil, Gotshal & Manges LLP, special counsel to Parent and the Company, and Oscar D. Folger, counsel to Parent and the Company; and (e) an amendment fee for each Lender that has executed and delivered (by facsimile or otherwise) to the Agent a counterpart hereof prior to 2:00 p.m., Chicago time, on May 12, 2000, an amendment fee in an amount equal to 0.25% of the amount of such Lender's Loan.

XII. SECTION EVENTS OF DEFAULT AND THEIR EFFECT.

A.   Events of Default.  Each of the following shall constitute an Event of
     -----------------
Default:

1.   Non-Payment of the Loans, etc. Default in the payment when due of the
     -----------------------------
principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest or other amount payable by the Company hereunder or under any other Loan Document.

2.   Non-Payment of Other Debt. Any default shall occur under the terms
     -------------------------
applicable to any Debt of Parent or any Subsidiary (excluding Holdbacks) in an aggregate amount (for all such Debt so affected) exceeding a Dollar Equivalent amount of U.S.$15,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; or any default of the type referred to in clause (a) or (b) above
                                                    ----------    ---
shall occur under the terms of any Holdback owed by the Parent or any Subsidiary in an aggregate amount (for all Holdbacks so affected) exceeding a Dollar Equivalent amount of U.S.$15,000,000, provided that no amount payable in respect
                                      --------
of any Holdback shall be deemed to be in default to the extent that the obligation to pay such amount is being contested by the Parent or the applicable Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been set aside in respect of such amount; or any event of default, default, liquidation event or similar event shall occur or exist relating to any Securitization Transaction if the effect of such event is to cause or permit (subject to any applicable grace period) an aggregate cash amount exceeding a Dollar Equivalent amount of U.S. $15,000,000 to become immediately due and payable by Parent or any Subsidiary under such Securitization Transaction.

3.   Other Material Obligations.  Default in the payment when due, or in the
     --------------------------
performance or observance of, any material obligation of, or condition agreed to by, Parent or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to have a Material Adverse Effect (except only to the extent that the existence of any such default is being contested by Parent or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

4.   Bankruptcy, Insolvency, etc.  Parent or any Subsidiary becomes insolvent or
     ---------------------------
generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or Parent or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Parent or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Parent or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of any Subsidiary of the Company), is commenced in respect of Parent or any Subsidiary, and if such case or proceeding is not commenced by Parent or such Subsidiary, an order for relief is entered, it is consented to or acquiesced in by Parent or such Subsidiary, or remains for 60 days undismissed; or Parent or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

5.        Non-Compliance with Provisions of This Agreement.  (a) Failure by
          ------------------------------------------------
Parent to comply with or to perform any covenant set forth in Sections 10.5
                                                              -------------
through 10.13, 10.15, 10.16 or 10.24; or (b) failure by Parent or the Company to
        -----  -----  -----    -----
comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this
Section 12) and continuance of such failure described in this clause (b) for 30
----------                                                    ----------
days (or, in the case of Section 10.14, five Business Days) after notice thereof
                         -------------
to the Company from the Agent or any Lender.

6.        Warranties.  Any warranty made or deemed made by the Company herein
          ----------
is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by Parent or the Company to the Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are (or are deemed) stated or certified.

7.        Pension Plans.  (i) Institution of any steps by Parent or any other
          -------------
Person to terminate a Pension Plan if as a result of such termination Parent could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of U.S.$15,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Parent and the Controlled Group have incurred on the date of such withdrawal) exceeds U.S.$15,000,000.

8.        Judgments.  Final judgments which exceed an aggregate Dollar
          ---------
Equivalent amount of U.S.$15,000,000 shall be rendered against Parent or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

9.        Invalidity of U.S. Guaranty, etc.  The U.S. Guaranty shall cease to
          ---------------------------------
be in full force and effect with respect to any applicable Subsidiary, any applicable Subsidiary shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the U.S. Guaranty, or any applicable Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the U.S. Guaranty with respect to such Subsidiary.

10.       Invalidity of Collateral Documents, etc.  Any Collateral Document
          ----------------------------------------
shall cease to be in full force and effect with respect to Parent, the Company or any applicable Subsidiary, Parent, the Company or any applicable Subsidiary shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or Parent, the Company or any applicable Subsidiary (or any Person by, through or on behalf of Parent, the Company or such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

11.       Change in Control.  (a) Any Person or group of Persons (within the
          -----------------
meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding the Permitted Holders) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of the outstanding shares of common stock of Parent; (b) during any 24-month period, individuals who at the beginning of such period constituted Parent's Board of Directors (together with any new directors whose election by Parent's Board of Directors or whose nomination for election by Parent's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent; (c) a period of 30 consecutive days shall have elapsed during which any two of the individuals named in Schedule 12.1.11 shall have
                                                 ----------------
ceased to hold executive offices with Parent at least equal in seniority to their present offices, as set out in such Schedule 12.1.11, excluding any such
                                          ----------------  ---------
individual who has been replaced by another individual or individuals reasonably satisfactory to the Required Lenders (it being understood that any such replacement individual shall be deemed added to Schedule 12.1.11 on the date of
                                                ----------------
approval thereof by the Required Lenders); (d) any "Change of Control" shall occur under, and as defined in, any Subordinated Note Indenture or any document evidencing or governing any Permitted Senior Secured Debt; or (e) at any time after the date of the Restructuring, the Company shall cease to be a direct, wholly-owned Subsidiary of Parent.

12.       Invalidity of Parent Guaranty, etc.  The Parent Guaranty shall
          ----------------------------------
cease to be in full force and effect at any time after the Restructuring, Parent shall fail (subject to any applicable grace period) to comply with or to perform any provision of the Parent Guaranty, or Parent (or any Person by, through or on behalf of Parent) shall contest in any manner the validity, binding nature or enforceability of the Parent Guaranty.

B.        Effect of Event of Default.  If any Event of Default described in
          --------------------------
Section 12.1.4 shall occur, the Notes and all other obligations hereunder shall
--------------
become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Lenders) shall declare all Notes and all other obligations hereunder to be due and payable, whereupon the Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the
                          --------------    --------------
written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written
                                     ----------
concurrence of the Required Lenders.

XIII.     SECTION THE AGENT.

A.        Appointment and Authorization.   Each Lender hereby irrevocably
          -----------------------------
(subject to Section
            -------

13.9) appoints, designates and authorizes the Agent to take such action on its
----
behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

B.        Delegation of Duties.  The Agent may execute any of its duties
          --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

C.        Liability of Agent.  None of the Agent-Related Persons shall (i) be
          ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

D.           Reliance by Agents.  The Agent shall be entitled to rely, and shall
             ------------------
be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if required, all Lenders) as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or, if required, all Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

E.        Notice of Default.  The Agent shall not be deemed to have knowledge
          -----------------
or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest or fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice, the Agent will promptly notify the Lenders of its receipt thereof. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders (or, if required, all Lenders) in accordance with Section 12; provided,
                                                          ----------  --------
however, that unless and until the Agent has received any such request, the
-------
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

F.        Credit Decision.  Each Lender acknowledges that none of the Agent-
          ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company or any Subsidiary or Affiliate of the Company, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company or any Subsidiary or Affiliate of the Company, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company or any Subsidiary or Affiliate of the Company which may come into the possession of any of the Agent-Related Persons.

G.        Indemnification.  Whether or not the transactions contemplated
          ---------------
hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender
                                             --------  -------
shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing (but subject to the proviso to the foregoing sentence), each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Agent.

     For the purposes of this Section 13.7, "Indemnified Liabilities" shall
                              ------------   -----------------------
mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or the replacement of any Lender) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or any other Loan Document, whether or not any Agent-Related Person, any Lender or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

H.        Agent in Individual Capacity.  BofA and its Affiliates may make loans
          ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that BofA and its Affiliates shall be under no obligation to provide such information to them. With respect to its Loans (if any), BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent, and the term "Lender" includes BofA and its Affiliates, to the extent applicable, in their individual capacities.

I.        Successor Agent; Assignment of Agency.  The Agent may, and at the
          -------------------------------------
request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its
                   ----------     -------------     -----
benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as the Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

J.        Withholding Tax.
          ---------------

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees to deliver to the Agent:

              (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Forms 1001 and W-8 or any applicable
                                     ---
          successor form before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

              (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 or any applicable successor form (including Form W-8ECI) before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

               (iii)  if such Lender is not a "bank" within the meaning of
     Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form 1001 or 4224 (including Form W-8BEN or Form W-8ECI) or any applicable successor form, (A) a certificate substantially in the form of Exhibit J and (B) two
                                                          ---------
     properly completed and signed copies of IRS Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement; and

          (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Any such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 or any applicable successor form (including Form W-8BEN) and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 (or any applicable successor form) as no longer valid.

     (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 or any applicable successor form (including Form W-8ECI) with the Agent grants a participation in all or part of the obligations of the Company to such Lender hereunder, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of
                                                           --------------
this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (e) If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because such Lender failed to notify the Agent of a change in circumstances which rendered an exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on any amount payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligations of the Lenders under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Agent.

     (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of Exhibit J and such Lender sells, assigns, grants a participation in, or
---------
otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Agent and the Company of the percentage amount in which it is no longer the beneficial owner of obligations of the Company to such Lender. To the extent of such percentage amount, the Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of Exhibit J as no longer valid.
---------

K.   Documentation Agent.  No Lender identified on the facing page or the
     -------------------
signature pages of this Agreement as a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, no Lender so identified as a "Documentation Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

XIV.    SECTION GENERAL.

A.       Waiver; Amendments.  No delay on the part of the Agent or any
         ------------------
Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (ii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iii) release the U.S. Guaranty (other than with respect to a Person which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or the Parent Guaranty or all or substantially all of the collateral granted under the Collateral Documents or (iv) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of Section 13
                                                                    ----------
or any other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the written consent of the Agent.

B.       Confirmations. The Company and each Lender agree from time to time,
         -------------
upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loan then outstanding under the applicable Note.

C.       Notices. Except as otherwise provided in Section 2.3, all notices
         -------                                  -----------
hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such
                                                     -------------
other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.3, the Agent shall be entitled
                                      -----------
to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

D.       Computations.  Where the character or amount of any asset or
         ------------
liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if Parent notifies
                                               --------
the Agent that Parent wishes to amend any covenant in Section 10 to eliminate or
                                                      ----------
to take into account the
effect of any change in GAAP on the operation of such covenant (or if the Agent notifies Parent that the Required Lenders wish to amend Section 10 for such
                                                        ----------
purpose), then Parent's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Parent and the Required Lenders.

E.        Regulation U.  Each Lender represents that it in good faith is not
          ------------
relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

F.        Costs, Expenses and Taxes.  The Company agrees to pay on demand all
          -------------------------
reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of Parent's auditors in connection with any reasonable exercise by the Agent and the Lenders of their rights pursuant to
Section 10.2. All obligations provided for in this Section 14.6 shall survive
------------                                       ------------
repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

G.        Judgment.  If, for the purposes of obtaining judgment in any court,
          --------
it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment
                                                                      --------
Currency") other than that in which such sum is denominated in accordance with
--------
the applicable provisions of this Agreement (the "Agreement Currency"), be
                                                  ------------------
discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or such Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the

Agent or such Lender in such currency, the Agent or such Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

H.   Captions.  Section captions used in this Agreement are for
     --------
convenience only and shall not affect the construction of this Agreement.

I.   Assignments; Participations.
     ---------------------------

1.   Assignments.  Any Lender may, with the prior written consents of the
     -----------
Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more Related Funds (provided that no written consent of the Company or the Agent shall be required
---------
in connection with any assignment and delegation by a Lender to a Related Fund), commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction
                                                 --------
of such Lender's Loan in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Loan and (ii) U.S.$5,000,000; provided,
                                                                   --------
however, that (a) no assignment and delegation may be made to any Person if, at
-------
the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.5 or Section 8 to the Assignee than the
                             -----------    ---------
Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts); and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

     (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

     (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit H (an "Assignment Agreement"), together with any documents
            ---------      --------------------
required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

     (z) the assigning Lender or the Assignee shall have paid the Agent a processing fee of U.S.$3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the

Assignor, as applicable) a new Note in the amount of the Assignee's Loan and, if the assigning Lender continues to have a Loan hereunder, a replacement Note in the amount of the assigning Lender's Loan. Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver such Note to the Company. Any attempted assignment and delegation not made in accordance with this Section 14.9.1
                                                           --------------
shall be null and void.


     The Company designates the Agent as its agent for maintaining a book entry record of ownership identifying the Lenders, their respective addresses and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

     Notwithstanding the foregoing provisions of this Section 14.9.1 or any
                                                      --------------
other provision of this Agreement, any Lender may at any time assign all or any portion of its Loan and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

2.   Participations.  Any Lender may at any time sell to one or more
     --------------
commercial banks or other Persons participating interests in such Lender's Loan, the Note held by such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being called a "Participant").
                                                                  -----------
In the event of a sale by a Lender of a participating interest to a Participant,
(x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 14.1. Each Lender agrees to incorporate the
                       ------------
requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to
                        --------
the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.4. The Company
                                                     -----------
also agrees that each Participant shall be entitled to the benefits of Section
                                                                       -------
7.5 and Section 8 as if it were a Lender (provided that no Participant shall
---     ---------
receive any greater compensation pursuant to Section 7.5 or Section 8 than would
                                             -----------    ---------
have been paid to the participating Lender if no participation had been sold). Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant and the amount of such participation owned by such Participant. Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Agent.

This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

J.   Governing Law.  This Agreement and each Note shall be a contract made
     -------------
under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

K.   Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

L.   Successors and Assigns.  This Agreement shall be binding upon the
     ----------------------
Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent. The Company may not assign its rights or obligations hereunder without the prior written consent of all Lenders.

M.   Indemnification by the Company.
     ------------------------------

a. In consideration of the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to make the Loans hereunder, the Company hereby agrees to indemnify and exonerate the Agent, each Lender and each of the officers, directors, investment advisors, trustees, employees, Affiliates and agents of the Agent and each Lender (each a "Lender Party") against, and
                                                 ------------
hold each Lender Party free and harmless from, any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively, for purposes of this Section 14.13, called the "Indemnified Liabilities"),
                     -------------              -----------------------
incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, amalgamation purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of any such Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified

Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement.

b.   All obligations provided for in this Section 14.13 shall survive
                                          -------------
repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and any termination of this Agreement.

N.   Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED
     -------------------------------------------
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT
                      --------  -------
AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

O.   Waiver of Jury Trial.  THE COMPANY, THE AGENT AND EACH LENDER HEREBY WAIVES
     --------------------
ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH

ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

P.   Intercreditor Agreement. The Required Lenders hereby direct the Agent to
     -----------------------
enter into an amendment to the Intercreditor Agreement substantially in the form of Exhibit N hereto.  Without limiting the foregoing sentence, the
            ---------
Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion to take any action permitted under subsection 3(f) of the Intercreditor Agreement.

Q.   Designated Senior Indebtedness. The Company hereby designates the Loans
     ------------------------------
and all other obligations of the Company hereunder and under the Notes as Designated Senior Indebtedness for purposes of, and as defined in, each Subordinated Note Debenture.

Delivered at Chicago, Illinois, as of the day and year first above written.

                                        UNITED RENTALS, INC.



                                            Chief Financial Officer


                                        BANK OF AMERICA, N.A., as Agent



                                        BANK OF AMERICA, N.A.




                                        FLEET NATIONAL BANK, as Documentation
                                        Agent and as a Lender



                                        Title_________________________________

                                        ALLFIRST BANK


                                        Title___________________________

                                    ARCHIMEDES FUNDING II, LTD.
                                    By:  ING Capital Advisors LLC, as Collateral
                                         Manager


                                    By__________________________________________

                                        ARCHIMEDES FUNDING III, LTD.
                                    By: ING Capital Advisors LLC, as Collateral
                                        Manager


                                    By__________________________________________

                                    THE BANK OF NEW YORK

                                    By
                                    Title

                                    THE BANK OF NOVA SCOTIA



                                    By________________________
                                    Title

                                    COLUMBUS LOAN FUNDING LTD.



                                    By__________________________
                                    Title

                                    COMERICA BANK


                                    By____________________________
                                    Title

                           CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC.

                           As: Attorney-in-Fact and on behalf of First Allmerica
                               Financial Life Insurance Company as Portfolio Manager

                           By
                           Title

                              CYPRESSTREE INVESTMENT FUND, LLC

                              By: CypressTree Investment Management Company,
                                  Inc., its Managing Member

                              Title

                              CYPRESSTREE INVESTMENT PARTNERS II, LTD.

                              By:
                              Title

                              CYPRESSTREE SENIOR FLOATING RATE FUND

                              By:
                              Title

                              DEUTSCHE BANK AG, New York Branch and/or Cayman Islands Branch

                              By
                              Title

                              EATON VANCE INSTITUTIONAL SENIOR LOAN
                              FUND

                              By:


                              By_______________________________________
                              Title

                              EATON VANCE SENIOR INCOME TRUST

                              By:


                              By______________________________________
                              Title

                              FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


                              By______________________________________________
                              Title

                              FIRST DOMINION FUNDING, I

                              By:


                              By______________________________________
                              Title

                              FIRST UNION NATIONAL BANK


                              By______________________________________
                              Title

                              KZH CYPRESS TREE-1 LLC



                              By
                              Title

                              KZH-CNC CORPORATION



                              By
                              Title

                              KZH-ING-2 CORPORATION



                              By
                              Title

                              METROPOLITAN LIFE INSURANCE COMPANY



                              By
                              Title

                              MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST



                              By
                              Title

                              NORTH AMERICAN SENIOR FLOATING RATE FUND



                              By
                              Title

                                                    OXFORD STRATEGIC INCOME FUND

                                                           SENIOR DEBT PORTFOLIO

                                         THE SUMITOMO TRUST & BANKING CO., LTD.,
                                         NEW YORK BRANCH

                                                 THE TRAVELERS INSURANCE COMPANY

                                                  VAN KAMPEN SENIOR INCOME TRUST
                                                  By:


                                                  By____________________________

                                                                 SCHEDULE 1.1(A)

                                                             Amount of
           Lender                                               Loan                          Percentage
           ------                                               ----                          ----------
Allfirst Bank                                             US$2,977,500.00                          1.20%
Archimedes Funding II, Ltd.                                  4,962,500.00                          2.00%
Archimedes Funding III, Ltd.                                 4,974,937.34                          2.00%
Bank of America, N.A.                                       14,887,500.00                          6.00%
The Bank of New York                                         9,925,000.00                          4.00%
The Bank of Nova Scotia                                      9,925,000.00                          4.00%
Columbus Loan Funding Ltd.                                   1,994,974.87                          0.80%
Comerica Bank                                                9,925,000.00                          4.00%
CypressTree Investment Fund, LLC                               740,640.68                          0.30%
CypressTree Investment Partners II, Ltd.                     3,216,896.98                          1.30%
CypressTree Senior Floating Rate Fund                          994,987.48                          0.40%
Deutsche Bank AG                                             9,925,000.00                          4.00%
Eaton Vance Institutional Senior Loan Fund                     992,500.00                          0.40%
Eaton Vance Senior Income Trust                              2,977,500.00                          1.20%
First Allmerica Financial Life Insurance Company             1,487,506.26                          0.60%
First Dominion Funding, I                                    4,962,500.00                          2.00%
First Union National Bank                                   24,837,374.68                         10.01%
Fleet National Bank                                          9,925,000.00                          4.00%
KZH Cypress Tree-1 LLC                                      15,146,196.74                          6.10%
KZH-CNC Corporation                                          4,962,500.00                          2.00%
KZH-ING-2 Corporation                                        9,925,000.00                          4.00%
Metropolitan Life Insurance Company                         14,887,500.00                          6.00%
Morgan Stanley Dean Witter Prime Income Trust               14,887,500.00                          6.00%
North American Senior Floating Rate Fund                     1,243,734.34                          0.50%
Oxford Strategic Income Fund                                 1,488,750.00                          0.60%
Senior Debt Portfolio                                       49,128,750.00                         19.80%
The Sumitomo Trust & Banking Co., Ltd.                       1,994,974.87                          0.80%
The Travelers Insurance Company                             11,885,125.32                          4.79%
Van Kampen Senior Income Trust                               2,942,650.46                          1.19%
                                                        US$248,125,000.00                        100.00%

                                                      SCHEDULE 9.6(a)

                                           LITIGATION AND CONTINGENT LIABILITIES

1) A subsidiary of the Company has been named in a complaint alleging sexual harassment, intentional inflection of emotional distress and wrongful termination. The alleged acts took place prior to the Company's acquisition of such subsidiary. The plaintiff is seeking an aggregate of $450,000.

2) The Company is subject to a claim of wrongful termination by one of its branch sales manager. The sales manager has indicated he would settle the claim of wrongful termination for the sum of $350,000.

3) The Company brought suit against two former shareholders relating to one of its acquisitions, primarily alleging misrepresentation of sales and violation of non-compete agreements. Subsequent to the filing of the Company's suit, the former shareholders brought suit against the Company alleging breach of contract, breach of fiduciary duties, conversion and fraudulent misrepresentation among others. The Company estimates these suits could be settled for approximately $500,000.

                                                               SCHEDULE 9.6(b)

                                                             CONTINGENT PAYMENTS

The Company has agreed in connection with 12 of its acquisitions to pay additional amounts to the former owners based upon specified future revenues (such amounts being limited to (i) $10,000,000, $2,800,000, $2,000,000,
$1,400,000, $1,000,000, $800,000, $500,000, $500,000, $500,000, $350,000 and
Cdn. $4,000,000, respectively, with respect to 11 of such acquisitions and (ii) an amount based on the revenues of a single store with respect to the other acquisition).

                               Continent Payments Relating to U.S. Rentals, Inc.
                               ------------------------------------------------

U.S. Rentals, Inc. has agreed in connection with two of its acquisitions to pay additional amounts to the former owners based upon a specified percentage of pre-tax profits (such amounts being limited to $2,500,000 with respect to one acquisition and based upon the pre-tax profits with respect to the other acquisition).

                                                       SCHEDULE 9.8
                                             SUBSIDIARIES of UNITED RENTALS,INC.

THOSE CORPORATIONS WHICH ARE INDENTED REPRESENT SUBSIDIARIES OF THE CORPORATION UNDER WHICH THEY ARE INDENTED. EXCEPT AS OTHERWISE INDICATED, 100% OF THE VOTING STOCK OF EACH OF THE SUBSIDIARIES LISTED BELOW IS OWNED BY ITS PARENT.

-------------------------------------------------------------------------------
              Name of Subsidiary                        State of Incorporation
              ------------------                        ----------------------
-------------------------------------------------------------------------------
United Rentals Trust I                                Delaware
-------------------------------------------------------------------------------
UR Acquisition Corporation                            Delaware
-------------------------------------------------------------------------------
United Rentals (North America), Inc.                  Delaware
-------------------------------------------------------------------------------
   1297334 Ontario Inc.                               Ontario
-------------------------------------------------------------------------------
       Sky King Holding Equipment Limited             Ontario
-------------------------------------------------------------------------------
   A&A Tool Rentals and Sales, Inc.                   California
-------------------------------------------------------------------------------
   Access Rentals, Inc.                               New York
-------------------------------------------------------------------------------
   Adco Equipment, Inc.                               California
-------------------------------------------------------------------------------
   Adco Equipment Supply, Inc.                        California
-------------------------------------------------------------------------------
   Arrow Equipment Company                            Illinois
-------------------------------------------------------------------------------
   BNR Equipment, Inc.                                New York
-------------------------------------------------------------------------------
   Coran Enterprises, Incorporated (d/b/a A-1 Rents)  California
-------------------------------------------------------------------------------
   Dealers Service Co.                                New Jersey
-------------------------------------------------------------------------------
   Grand Valley Equipment Company, Inc.               Michigan
-------------------------------------------------------------------------------
   Grey Fox Equipment, Inc.                           Connecticut
-------------------------------------------------------------------------------
   High Reach, Inc.                                   Oregon
-------------------------------------------------------------------------------
   High Reach Co., Inc.                               Pennsylvania
-------------------------------------------------------------------------------
   Independent Scissor Lifts, Inc.                    California
-------------------------------------------------------------------------------
   Independent Scissor Lifts Southwest, Inc.          California
-------------------------------------------------------------------------------
   Kubota of Grand Rapids, Inc.                       Michigan
-------------------------------------------------------------------------------
   Lift Systems, Inc.                                 Illinois
-------------------------------------------------------------------------------
   Madison Equipment Sales and Rental, Inc.           Alabama
-------------------------------------------------------------------------------
   McClinch, Inc.                                     Connecticut
-------------------------------------------------------------------------------
       McClinch Leasing Corporation                   Connecticut
-------------------------------------------------------------------------------
          McClinch Equipment Corporation              Connecticut
-------------------------------------------------------------------------------
             McClinch Crane Services, Inc.            Connecticut
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        Name of Subsidiary                               State of Incorporation
        ------------------                               ----------------------
-------------------------------------------------------------------------------
   McClinch Equipment Services, Inc.                   Connecticut
-------------------------------------------------------------------------------
   Mercer Equipment Company                            North Carolina
-------------------------------------------------------------------------------
   Misco Rents, Inc.                                   Indiana
-------------------------------------------------------------------------------
   Mission Valley Rentals, Inc.                        California
-------------------------------------------------------------------------------
   Nevada High Reach Equipment, Inc.                   Nevada
-------------------------------------------------------------------------------
   Palmer Equipment Company                            Michigan
-------------------------------------------------------------------------------
   Paul E. Carlson, Inc.                               Minnesota
-------------------------------------------------------------------------------
   Phoenix Rental Corporation                          Wisconsin
-------------------------------------------------------------------------------
   Powers Rentals & Sales, Inc.                        California
-------------------------------------------------------------------------------
   Rental Tools & Equipment Co. International, Inc.    Maryland
-------------------------------------------------------------------------------
   Rentals Unlimited, Incorporated                     Rhode Island
-------------------------------------------------------------------------------
   Ross Equipment Corporation                          Ohio
-------------------------------------------------------------------------------
   Rylan, Inc.                                         Delaware
-------------------------------------------------------------------------------
   Space Maker Systems of Va., Inc.                    Virginia
-------------------------------------------------------------------------------
   United Equipment Rental of Houston, Inc.            Texas
   (formerly J&J Rentals Services, Inc.)
-------------------------------------------------------------------------------
   United Rentals of Canada, Inc.                      Ontario
-------------------------------------------------------------------------------
          Access Lift Equipment, Inc.                  Canada
-------------------------------------------------------------------------------
          1292655 Ontario, Inc.                        Ontario
-------------------------------------------------------------------------------
          Ray-Gordon Equipment Limited                 Ontario
-------------------------------------------------------------------------------
          Reitzel Rentals Ltd.                         Ontario
-------------------------------------------------------------------------------
          Select Equipment Ltd.                        Ontario
-------------------------------------------------------------------------------
          902277 Ontario Inc.                          Ontario
-------------------------------------------------------------------------------
   United Rentals of Canada (Quebec), Inc.             Quebec
-------------------------------------------------------------------------------
   United Rentals of Colorado, Inc. (formerly          Colorado
   Santa Fe Supply & Rental, Inc.)
-------------------------------------------------------------------------------
   United Rentals of Kentucky, Inc.                    Kentucky
-------------------------------------------------------------------------------
   United Rentals of Mid-Atlantic, Inc. (formerly      New Jersey
   Industrial Lift, Inc.)
-------------------------------------------------------------------------------
   United Rentals of New England, Inc. (formerly       Connecticut
   Manchester Equipment Rental & Sales, Inc.)
-------------------------------------------------------------------------------
   United Rentals of New Jersey, Inc.                  Delaware
-------------------------------------------------------------------------------
   United Rentals of New York                          New York
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                   Name of Subsidiary                             State of Incorporation
                   ------------------                             ----------------------
-----------------------------------------------------------------------------------------------
   United Rentals of Southern California, Inc. (d/b/a      California
   Able Equipment) (formerly Rental Equipment, Inc.)
-----------------------------------------------------------------------------------------------
   United Rentals of Utah, Inc.                            Utah
-----------------------------------------------------------------------------------------------
   Wynne Systems, Inc.                                     California
-----------------------------------------------------------------------------------------------
   Yankee Equipment Corporation                            Connecticut
-----------------------------------------------------------------------------------------------

                                                   SCHEDULE 9.15

                                                ENVIRONMENTAL MATTERS

Valley Rentals, Inc. with branches in Longview, Vancouver, and Turnwater,
--------------------
Washington

Fill material used to level the Longview site before the building was constructed, was later determined to be "black mud", which now is considered a hazardous waste (generated at the Reynolds Metals aluminum foundry). The property is listed as a state hazardous waste site. The former Underground Storage Tanks "USTs" (removed in May 1991) have not been granted closure, because during their removal the waste material was found. The Company has obtained an indemnity for this matter from the seller.

Pearson Equipment Rental, Ltd., two locations in Sarnia, Ontario
------------------------------

At the Vidal Street site, there is likelihood that there remains petroleum hydrocarbon contaminated soils in the vicinity of a former underground oil/water separator tank and former above-ground fuel storage tanks. There were previously USTs at the south end of the property, and there also is a suspicion that contaminated soils may exist at this location. The purchase agreement provides for a $200,000 holdback, to address further site assessment work and remediation of the contamination. The Company is awaiting a proposal to conduct the additional Phase II site assessment work.

Perco, Ltd., nine stores in Quebec and one in Ontario, Canada
-----------

Tank tightness tests and possibly Phase II site assessments need to be conducted at five of the sites which have fuel USTs. The sellers are responsible pursuant to the purchase agreement for the costs of these investigations and any remediation of contamination.

Reitzel Rentals, Ltd., eleven branches in Ontario, Canada
---------------------

Five of the properties have had USTs removed, for which there is not any documentation of the soil or groundwater quality in proximity to the former tanks. A Phase II environmental assessment is soon to be conducted at each of these sites to determine whether any contamination is present. The sellers are to pay for the costs of the investigation and any subsequent remediation.

Yankee Equipment, Bloomfield, Connecticut and Pascoag, Rhode Island
----------------

There are two, 1981-vintage 10,000 gallon USTs at the Bloomfield, Connecticut site that will need to be removed and remediated, if needed, or upgraded to meet the December 22, 1998 federal deadline. This will be done pursuant to the stock purchase agreement dated June 5, 1998, at the seller's expense.

There are two dry wells at the Bloomfield property that have received petroleum-contaminated water. These currently are being investigated by an environmental firm, and will be remediated and sealed off, as appropriate. This will be done pursuant to the stock purchase agreement at the seller's expense.

Gaedcke Equipment Company, with branches in Dallas, Austin, Houston and
-------------------------
Beaumont, Texas

The Dallas property had a UST installed that was not registered. The seller represented in the stock purchase agreement that these tanks meet the federal requirements. (Also the Houston property contains two USTs and the Beaumont facility contains one UST). These three USTs have mixed petroleum products. Seller has agreed to indemnify the Company. The Company will expend $5,000 each to remove these USTs for a total of $15,000 in the aggregate. Seller will be responsible for all remediation.

There are small unregistered waste oil USTs at the Houston and Beaumont properties, which need to be removed. The estimated cost to remove the USTs is approximately $20,000.

Rent-It Center, Inc., Salt Lake City, Utah
--------------------

The USTs at the Rent-It Center, Inc. property on the west side of Salt Lake City previously were removed. There remain low levels of several contaminants in soil and groundwater on the property. However, due to considerable contamination of groundwater in the vicinity of this property from other sources, it is unclear that such contamination is solely from Rent-It Center, Inc.'s former USTs. An environmental report was completed at this site in 1996 and was submitted to the state authorities requesting the UST removal case to be considered closed. To date, there has been no response to this request. It is unlikely further remediation would be required. However, if continued monitoring would be necessary, the maximum exposure is estimated to be approximately $20,000.

A-1 Rental, Story Road, San Jose, California
----------

A-1's Story Road, San Jose store was subject to the removal of USTs in 1986. Although the local agency has advised the company on how to obtain a conditional case closure (for cases where groundwater has not been impacted), the company has never followed up, and the UST removal case apparently remains open. The Company has been indemnified for any future costs associated with this matter, and is following up with the regulatory agency to determine what future actions may be required, on behalf of the previous owners. The maximum exposure to the Company if it has to complete the closure is estimated to be approximately $20,000.

Mission Valley Rentals, Inc., Osgood Road Property, Fremont, California
----------------------------

Two USTs were removed in 1990 by Mission Valley, and a soil remediation project followed; this UST case remains open with the local program administering agency, the Alameda County Water District (ACWD), which had requested additional monitoring. The company has recently had groundwater wells sampled, which indicated no remaining contamination. These results will be presented to the ACWD with a request for case closure. The maximum exposure to the Company is estimated to be approximately $70,000, which has been provided to the Company by the previous owners to resolve this matter.

Ross Equipment Corporation
--------------------------

The subject property contains two, 8,000-gallon USTs that are suspected to have leaked and which need to be removed and remediated. As is common with old USTs, there is a significant prospect that these tanks or their piping may indeed have leaked, and that soils and possibly groundwater will need to be remediated. The maximum exposure to the Company is estimated to be $50,000, however, the company has received an indemnity from the former owners.

Ray Gordon Equipment
--------------------

There are three UST's in use on the property (two 1,000-gallon UST's and one 2,000-gallon gasoline UST). It is not clear whether these UST's have leaked and require remediation.

The maximum expense to the Company is estimated to be $225,000, however, the Company has received on indemnity from the former owners.

Equipment Supply Company
------------------------

Two facilities in connection with this acquisition have UST's that require upgrading or removal. The maximum exposure to the Company is estimated to be $150,000, however, the Company has received an indemnity from the former owners.

Rental Tools & Equipment Co. International, Inc.
------------------------------------------------

There was a number of recently removed UST's from 11 sites relating to this acquisition. The Company is awaiting test results and other documentation to determine the necessary follow-up procedures, if any, relating to these sites. The maximum exposure to the Company is estimated to be approximately $225,000. In addition, the former shareholders have agreed to remove and, if necessary, remediate 15 existing underground storage tanks at their expense.

                            Environmental Matters Relating to U.S. Rentals
                            ----------------------------------------------

The $1,072,511.31 reserve for hazardous waste on U.S. Rentals, Inc.'s financial statements represents estimated future cost for the pulling of underground fuel storage tanks and remediation of contaminated soil.

Remediation Cost:
----------------

Over the past 11 years, U.S. Rentals has pulled 125 underground storage tanks. The average remediation cost per tank is $14,297.20.

U.S. Rentals currently owns 5 double-walled underground storage tanks. U.S. Rentals has seven sites with ongoing remediation.

Total Hazardous Waste Reserve Breaks Down As Follows:
----------------------------------------------------

Projected remediation cost on remaining underground storage tanks:  $82,500.00.

Projected remediation on sites in progress of remediation:  $473,412.20.

Environmental liability waste reserve:  $539,880.80.

Total A/P accrued liabilities waste reserve:  $1,072,511.31.

Based on the above, it is my opinion that the reserve of hazardous waste as of September 24, 1998 is adequate and no additional reserve or disclosure is required.

Projected reserves on sites in process of remediation total $423,412.20 and breaks down as follows:

Downey:
------

The current remediation costs to date are $8,152.88. After monitoring wells were installed, the ground water tested Benzine at 0.8 parts per billion. 1.0 parts per billion is the limit. Therefore, our consultant is submitting for closure. If the local board still has an issue in regards to the soil contamination, our consultant will transfer the case to the regional board for consideration of closure, since the regional board is more lenient in regards to soil issues. The current remediation reserve for the Downey facility is $30,000.

Long Beach:
----------

U.S. rentals has relocated from the 5640 Cherry Avenue location. U.S. Rentals has paid $98,435.59 in remediation cost at this site. The soil may be excavated and disposed of from this facility if required by the City of Long Beach. The current reserves are $138,412.20.

Fullerton:
---------

Six underground storage tanks were pulled from this facility. The contamination was minimal. Contaminated soil was removed from the facility and the case has been submitted for closure. The current reserves for administrative costs for closure are $10,000.00.

Stockton:
--------

U.S. Rentals has spent $100,269.39 in remediation costs associated with this site. U.S. Rentals continues to test the monitoring wells. The current remediation reserve on this facility is $150,000.

Tucson:
------

In November of 1997, U.S. Rentals pulled an oil tank from this facility and found contamination. It is anticipated that the remediation exposure will be low due to the level of the ground water. U.S. rentals has reserved $15,000 for its remediation at this facility.

San Francisco:
-------------

U.S. Rentals recently removed five active underground storage tanks at this facility, and contamination was discovered. U.S. Rentals has reserved $80,000 towards remediation costs associated with this facility.

Keller:
------

During construction a contractor discovered 10 to 12 55-gallon drums and contaminated soil. Reserves set for removal and disposal of 850 cubic yards of contaminated soil. To prevent delays in construction, the contaminated soil has been removed and stockpiled on plastic until disposal can take place. $50,000 to haul and dispose of contaminated soil. Remediation cost to remove contaminated soil, $38,029.14. Reserved at $50,000.00 to complete closure.

                                                  SCHEDULE 10.7(g)

                                                OTHER EXISTING DEBT

                                                       None

                                                    SCHEDULE 10.8

                                                    EXISTING LIENS

                                                         None

                                              SCHEDULE 12.1.11


                                              KEY EXECUTIVES

Name                                     Current Office(s)
----                                     -----------------
Bradley S. Jacobs                        Chairman, Chief Executive Off
                                         Officer and Director

John N. Milne                            Vice Chairman, Secretary,
                                         Director and Chief Acquisition
                                         Officer

Michael J. Nolan                         Chief Financial Officer

Robert P. Miner                          Vice President, Finance


                                                    SCHEDULE 14.3


                                                ADDRESSES FOR NOTICES


UNITED RENTALS, INC.
--------------------

Four Greenwich Office Park
Greenwich, Connecticut 06830
Attention:  Chief Financial Officer
Telephone:  203/622-3131
Facsimile:  203/622-6080


BANK OF AMERICA, N.A., as Agent
-------------------------------

Agency Management Services
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Kris Hyde
Telephone:  312/828-1657
Facsimile:  312/974-9102


BANK OF AMERICA, N.A.
---------------------

231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Robert Rospierski
Telephone:  312/828-8363
Facsimile:  312/828-1974


THE BANK OF NEW YORK
---------------------

10 Mason Street, 3rd Floor
Greenwich, CT 06830
Attention:  Melinda E. White
Telephone:  203/863-2692
Facsimile:  203/863-2610


THE BANK OF NOVA SCOTIA
-----------------------

1 Liberty Plaza, 26th Floor
New York, New York 10006
Attention:   Kevin McCarthy
Telephone:  212/225-5074
Facsimile:  212/225-5090

CHASE BANK OF TEXAS
-------------------

600 Travis Street
50/th/ Floor
Houston, TX 77002
Attention:  Clifton Harris
Telephone:  713/216-4629
Facsimile:  713/577-5266


COMERICA BANK
-------------

One Detroit Center
6th Floor
500 Woodward Avenue
Detroit, MI 48226
Attention:  Kimberly Kersten
Telephone:  313/222-7441
Facsimile:  313/222-3503


FIRST UNION NATIONAL BANK
-------------------------

301 s. College Street
One First Union Center, DC5
Charlotte, NC 28288-0737
Attention:  Steve Haas
Telephone:  704/383-4993
Facsimile:  704/383-3927


FLEET NATIONAL BANK
-------------------

100 Federal Street
Mail: 01-09-04
Boston, MA 02110
Attention:  Arthur Oberheim
Telephone:  617/434-1956
Facsimile:  617/437-2160


THE SUMITOMO TRUST & BANKING CO.
--------------------------------

527 Madison Avenue
New York, NY 1022
Attention:  Elizabeth Quirk
Telephone:  212/326-0553
Facsimile:  212/418-4848

EATON VANCE MANAGEMENT
EATON VANCE SENIOR INCOME TRUST
EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
SENIOR DEBT PORTFOLIO
OXFORD STRATEGIC INCOME FUND
----------------------------

255 State Street
8/th/ Floor
Boston, MA 02109
Attention:  John Redding
Telephone:  617/598-8191
Facsimile:  617/695-9594


FIRST ALLMERICA FINANCIAL LIFE
INSURANCE COMPANY
-----------------

c/o CypressTree Investment Management
Company, Inc.
125 High Street, 14th Floor
Boston, Massachuestts 02110
Attention:  Peter Merrill
Telephone:  617/946-0600
Facsimile:  617/946-5681


CYPRESSTREE INVESTMENT FUND, LLC
CYPRESSTREE INVESTMENT PARTNERS II, LTD
CYPRESSTREE SENIOR FLOATING RATE FUND
NORTHAMERICAN SENIOR FLOATING RATE FUND
---------------------------------------

125 High Street
Boston, Massachusetts 02110
Attention:  Jeffrey Heuer
Telephone:  617/946-0600
Facsimile:  617/946-5681


ING CAPITAL ADVISORS INC.
ARCHIMEDES FUNDING III, LTD.
----------------------------

333 S. Grand Avenue
Suite 4250
Los Angeles, CA 90071
Attention:  Michael Campbell
Telephone:  213/346-3971
Facsimile:  213/346-3995

ING CAPITAL ADVISORS INC.
ARCHIMEDES FUNDING II, LTD.
---------------------------

333 S. Grand Avenue
Suite 4250
Los Angeles, CA 90071
Attention:  Michael Hatley
Telephone:  213/346-3972
Facsimile:  213/346-3995


KZH-CYPRESSTREE-1 CORPORATION
-----------------------------

c/o The Chase Manhattan Bank
450 West 33rd Street - 15th Floor
New York, New York 10001
Attention:  Virginia Conway
Telephone:  212/946-7575
Facsimile:  212/946-7776

DEUTSCHE BANK AG
----------------

31 West 52nd Street
New York, NY 10019
Attention:  Jean Hannigan
Telephone:  212/469-8648
Facsimile:  212/469-3632


ALLFIRST BANK
-------------

25 South Charles Street
Mail Code 101-501
Baltimore, MD 21203
Attention:  Tom McLoughlin
Telephone:  410/244-4906
Facsimile:  410/244-4295


KZH-CNC CORPORATION
-------------------

c/o The Chase Manhattan Bank
450 West 33rd Street - 15th Floor
New York, New York 10001
Attention:  Virginia Conway
Telephone:  212/946-7575
Facsimile:  212/946-7776

KZH-ING-2 CORPORATION
---------------------

c/o The Chase Manhattan Bank
450 West 33rd Street - 15th Floor
New York, New York 10001
Attention:  Virginia Conway
Telephone:  212/946-7575
Facsimile:  212/946-7776

with a copy to:

ING Capital Advisors
333 South Grand Avenue
Suite 4250
Los Angeles, California 90071
Attention:  Karen Morgan


METROPOLITAN LIFE INSURANCE
 COMPANY
--------

334 Madison Avenue
Convent Station, New Jersey 07961
Attention:  James Dingler
Telephone:  973/254-3206
Facsimile:  973/254-3050


MORGAN STANLEY DEAN WITTER
 PRIME INCOME TRUST
-------------------

c/o Morgan Stanley Dean Witter Advisors Inc.
Two World Trade Center, 72nd Floor
New York, New York 10048
Attention:  Jinny Kim
Telephone:  212/392-3206
Facsimile:  212/392-5345

TRUST COMPANY OF THE WEST
-------------------------

200 Park Avenue, 22nd Floor
New York, NY 10166
Attention:  Scott Feldman
Telephone:  212/771-4158
Facsimile:  212/771-4098


VAN KAMPEN AMEERICAN CAPITAL
----------------------------

One Parkview Plaza
Oakbrook Terrace, IL 60181
Attention:  Brian Buscher
Telephone:  630/684-6283
Facsimile:  630/684-6023


THE TRAVELERS INSURANCE COMPANY
-------------------------------

399 park Ave., 7/th/ Floor
New York, NY 10043
Attention:  Glenn Marchak
Telephone:  212/559-8597
Facsimile:  212/793-2089

                                                      EXHIBIT M

                                                    CONFIRMATION

                                                Dated as of May 12, 2000



TO: Bank of America, N.A., as U.S. Agent for the Banks party to the Credit Agreement referred to below, as Agent for the Lenders party to the Term Loan B Agreement referred to below, as Agent for the Lenders party to the Term Loan C Agreement referred to below, and as Collateral Agent under the Intercreditor Agreement referred to below; the Banks party to the Credit Agreement; and the Lenders party to the Term Loan B Agreement and the Term Loan C Agreement

     Reference is made to (a) the Credit Agreement dated as of September 29, 1998 (as previously amended, the "Credit Agreement") among United Rentals (North
                                  ----------------
America), Inc. (the "Company"), United Rentals, Inc. ("Parent"), United Rentals
                     -------                           ------
of Canada, Inc., various financial institutions, Bank of America Canada, as Canadian Agent, and Bank of America, N.A., as U.S. Agent, (b) the Term Loan Agreement dated as of July 10, 1998 and amended and restated as of May 12, 2000 (as so amended and restated, the "Term Loan B Agreement") among Parent, the
                                  ---------------------
Company, various financial institutions and Bank of America, N.A., as Agent, (c) the Term Loan Agreement dated as of July 15, 1999 and amended and restated as of May 12, 2000 (as so amended and restated, the "Term Loan C Agreement") among
                                               ---------------------
Parent, the Company, various financial institutions and Bank of America, N.A., as Agent, (d) the Fourth Amendment dated as of May 12, 2000 (the "Fourth
                                                                  ------
Amendment to Credit Agreement") to the Credit Agreement, (e) the Second Restated
-----------------------------
U.S. Guaranty dated as of September 29, 1998 executed by various Subsidiaries of the Company, (f) the Second Restated U.S. Security Agreement dated as of September 29, 1998 (the "Security Agreement") among the Company, Parent, various
                         ------------------
Subsidiaries of the Company and Bank of America, N.A., as Collateral Agent (in such capacity, the "Collateral Agent"), (g) the Second Restated Company Pledge
                    ----------------
Agreement dated as of September 29, 1998 between the Company and the Collateral Agent, (h) the Restated Parent Guaranty dated as of September 29, 1998 executed by Parent, (i) the Restated Parent Pledge Agreement dated as of September 29, 1998 between Parent and the Collateral Agent, and (j) the Intercreditor Agreement dated as of September 29, 1998 (the "Intercreditor Agreement") among
                                               -----------------------
Bank of America, N.A., as U.S. Agent, Bank of America, N.A., as Term Agent, Bank of America, N.A. as agent for the Lenders under the Term Loan C Agreement, and the Collateral Agent. Each document referred to in items (e) through (i) above
                                                    ---------         ---
is called a "Credit Document".  Capitalized terms used but not defined herein
             ---------------
shall have the meanings set forth in the Credit Agreement.

     Each of the undersigned (a) confirms to each of the addressees that (i) each Credit Document to which such undersigned is a party continues in full force and effect on and after the date hereof, and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms; and (ii) the obligations and liabilities guaranteed or secured (as applicable) under each Credit Document include, without limitation, all obligations and liabilities of the Company and Parent under the Credit Agreement, as amended by the Fourth Amendment to Credit Agreement (as so amended, the "Amended Credit Agreement"), the Term Loan B Agreement and the Term
              ------------------------
Loan C Agreement; (b) agrees that
each reference in each Credit Document to the "Credit Agreement" or any similar
                                               ----------------
term shall, after the date hereof, be deemed to be a reference to the Amended Credit Agreement; (c) agrees that each reference in each Credit Document to the "Term Loan Agreement" or any similar term shall, after the date hereof, be
 -------------------
deemed to be a reference to the Term Loan B Agreement; and (d) agrees that each reference in each Credit Document to "Permitted Senior Secured Debt" shall
                                      -----------------------------
include all Debt under the Term Loan C Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Confirmation to be executed and delivered by its duly authorized officer as of the date first written above.



                         UNITED RENTALS (NORTH AMERICA), INC.



                         By:_______________________________________
                         Title:  Chief Financial Officer


                         UNITED RENTALS, INC.



                         By:_______________________________________
                         Title:____________________________________

                         ADVANCE BARRICADES AND SIGNING, INC.
                         COAST LINE MARKING, INC.
                         FLASHER BARRICADES, INC.
                         FLASHER COMPANY OF OKLAHOMA, INC.
                         JADCO SIGNING, INC.
                         LECTRIC LIGHTS COMPANY
                         LIDDELL BROS., INC.
                         LIDDELL MANAGEMENT CO., INC.
                         PRECISION PAVEMENT MARKING, INC.
                         SAFETY LIGHTS SALES AND LEASING, INC.
                              OF TEXAS
                         STATE BARRICADING, INC.
                         TRAFFIC SAFETY SERVICES, INC.
                         TWO WAY TRAFFIC, INC.
                         UNITED RENTALS GULF, INC.
                         UNITED RENTALS NORTHWEST, INC.
                         UNITED RENTALS SOUTHEAST, INC.
                         UNITED RENTALS OF CANADA, INC.
                         WARNING LITES OF MINNESOTA, INC.
                         WARNING SAFETY LIGHTS, INC.
                         WARNING SAFETY LIGHTS OF GEORGIA, INC.
                         WLI INDUSTRIES, INC.
                         WARNING LITES OF INDIANA, INC.
                         WARNING LITES OF IOWA, INC.
                         SAFE-T-FLARE SERVICES, INC.
                         WORK ZONE SAFETY, INC.
                         WOUDENBERG ENTERPRISES, INC.
                         WYNNE SYSTEMS, INC.


                         By:_______________________________________
                         Title:____________________________________

                         UNITED EQUIPMENT RENTALS GULF, L.P.
                         By: United Rentals (North America), Inc.
                         Its: General Partner


                         By:_______________________________________
                         Title:____________________________________


                         UNITED RENTALS SOUTHEAST, L.P.
                         By: United Rentals (North America), Inc.
                         Its: General Partner


                         By:_______________________________________
                         Title:____________________________________



Accepted and Agreed to this
12th day of May, 2000


BANK OF AMERICA, N.A. (formerly Bank of America
National Trust and Savings Association), as Collateral Agent for the Benefited Parties


By:_____________________________
Title:__________________________
          Agency Officer

                                                         EXHIBIT N

                                                          FORM OF
                                            AMENDMENT TO INTERCREDITOR AGREEMENT

                                                  Dated as of May 12, 2000




          Reference is made to the Intercreditor Agreement (the "Intercreditor
                                                                 -------------
Agreement") dated as of September 29, 1998 among Bank of America, N.A. (formerly
---------
known as Bank of America National Trust and Savings Association), as U.S. Agent, Bank of America, N.A., as Term Agent, various other senior secured creditors of the Company and Bank of America, N.A., as Collateral Agent. Capitalized terms not defined herein are used as defined in the Intercreditor Agreement.

          Each of the undersigned hereby agrees that subsection 3(f) of the Intercreditor Agreement is amended in its entirety to read as follows:

          "(f) The Collateral Agent may (and shall at the request of any Grantor), without the approval of any other Benefited Party, (x) release any Collateral under any Security Document which is permitted to be sold or disposed of or otherwise released pursuant to the Credit Agreement, the Term Loan Agreement and any applicable Permitted Senior Secured Debt Agreement and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent's security interest (for the benefit of the Benefited Parties) in such Collateral, (y) release any Grantor from its obligations under the U.S. Guaranty which is permitted to be released pursuant to the Credit Agreement, the Term Loan Agreement and any applicable Permitted Senior Secured Debt Agreement and (z) subordinate its interest in any Collateral to the holder of any Lien on such Collateral which is permitted by clause (d) or (h) of Section 10.8 of the Credit Agreement, clause (d) or (h) of Section 10.8 of the Term Loan Agreement and the comparable provisions of each Permitted Senior Secured Debt Agreement. In determining whether any such release or subordination is permitted, the Collateral Agent may (I) rely, as to factual matters, on a Certificate from the Company and (II) may (but shall not be obligated to) seek (and, if obtained, rely upon) instructions from the Required Banks (as to whether any such release is permitted under the Credit Agreement), from the Required Term Lenders (as to whether any such release is permitted under the Term Loan Agreement) and from the Required Permitted Creditors under each Permitted Senior Secured Debt Agreement or group of related Permitted Senior Secured Debt Agreements (as to whether any such release is permitted under the applicable Agreement or Agreements). In addition, the Collateral Agent may release all Collateral upon receipt of (i) written notice from the U.S. Agent that all Credit Obligations have been paid in full (other than contingent obligations (A) in respect of Letters of Credit which have been cash collateralized or otherwise provided for to the satisfaction of the Issuing Bank (as defined in the Credit Agreement) and (B) arising under provisions of the Credit Agreement which by their terms survive termination thereof) and all commitments to create Credit Obligations have been terminated, (ii) written notice from the Term Agent that all Term Obligations have been paid in full (other than any Term Obligations arising under provisions of the Term Loan Agreement which by their terms survive termination thereof), (iii) written notice from each holder of Hedging Obligations that such Hedging Obligations have been paid in full or otherwise provided for to the satisfaction of such holder (it being understood that if the Collateral Agent notifies the Banks, the Term Lenders and the Permitted Creditors that it intends to release the Collateral pursuant to this sentence, the Collateral Agent may conclusively presume that there are no Hedging Obligations other than those of which the Collateral Agent receives notice not later than the later of five business days after notice is sent by the Collateral Agent of such intended release and the business day before the date on which such release occurs), (iv) written notice from each Permitted Creditor (or, in the case of any group of Permitted Creditors, an agent therefor) that all Permitted Senior Secured Debt Obligations owed to such Permitted Creditor (or group of Permitted Creditors) have been paid in full (other than any Permitted Senior Secured Debt Obligations arising under provisions of any Permitted Senior Secured Debt Document which by their terms survive termination thereof) and (v) payment of all other Benefited Obligations owed to the Collateral Agent or of which the Collateral Agent has received written notice."

          IN WITNESS WHEREOF, each of the undersigned has caused this amendment to be executed and delivered by its duly authorized representative as of the date hereof.

                                                                     Amendment t

                    BANK OF AMERICA, N.A., as Collateral Agent
                    By:
                    Name:
                    Title:


                    BANK OF AMERICA, N.A., as U.S. Agent
                    By:
                    Name:
                    Title:


                    BANK OF AMERICA, N.A., as Term Agent

                    By:
                    Name:
                    Title:


                    BANK OF AMERICA, N.A., as Agent for the holders of the Permitted Senior Secured Debt

                    By:
                    Name:
                    Title: